Exhibit 99.2

Supplemental Financial Information Second Quarter 2017

Table of Contents
Second Quarter 2017

Forward-Looking Statements	3
Financial Information	
Consolidated Balance Sheets	4
Balance Sheet Information as of June 30, 2017 and December 31, 2016	5
Consolidated Statements of Operations	6
QTD Funds from Operations, Core FFO and Adjusted Core FFO	7
YTD Funds from Operations, Core FFO and Adjusted Core FFO	8
QTD Detail Recap of FFO	9
YTD Detail Recap of FFO	10
AFFO Comparisons to 2Q 2017	11
Portfolio Overview	
Equity Investments by Geographic Regions	12
Summary of Number of Units and Communities	13
Summary of Operating Communities	14
Summary of Notes Receivable	17
Operating Performance	
Reconciliation of Proportionate Net Operating Income	18
Proportionate Net Operating Income	19
Proportionate QTD Net Operating Income by Geographic Region and Market	20
Proportionate YTD Net Operating Income by Geographic Region and Market	22
Operating Metrics	
Consolidated QTD and YTD Operating Metrics by Geographic Region and Market	24
Consolidated QTD and YTD Same Store Operating Expenses	26
Consolidated Capital Expenditures - Same Store	27
Consolidated QTD General and Administrative and Corporate Property Management Expenses	28
Capital Deployment	
Summary of Developments	29
Acquisition and Disposition Summary - Two Years	30
Capitalization	
Debt Summary	31
Debt Recap by Multifamily Community	33
Proportionate EBITDA	35
Other Proportionate Debt Metrics	37
Sources of Funds Available	39
Co-Investment Venture Partners	
Information on Joint Ventures	40
Equity Capitalization	
Common Stock and Common Stock Equivalents	41
Net Asset Value	
Road Map to Net Asset Value	42
Definitions and other Explanatory Information	45

© Monogram Residential Trust, Inc. 2

Forward-Looking Statements Second Quarter 2017 Certain statements made in the following supplemental financial information may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding future events and developments and the future performance of Monogram Residential Trust, Inc. (which together with its subsidiaries may be referred to as the “Company,” “we,” “us,” or “our”), as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Examples of such statements in the following supplemental financial information and in the Company’s outlook include, expectations regarding apartment market conditions and expectations regarding future operating conditions, including the Company’s current outlook as to expected funds from operations, core funds from operations, adjusted funds from operations, revenue, operating expenses, net operating income, capital expenditures, depreciation, gains on sales and net income and anticipated development activities (including projected construction expenditures and timing). We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: we may abandon or defer development opportunities for a number of reasons, including, without limitation, changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; construction costs of a community may exceed our original estimates; we may not complete construction and lease-up of communities under development or redevelopment on schedule, resulting in increased interest costs and construction costs and a decrease in our expected rental revenues; we may dispose of multifamily communities due to factors including changes in local market conditions, better net earnings opportunities or capital reallocation, where the redeployment of the capital, including into properties currently in lease-up, may negatively impact our financial results, cash flows and guidance; newly acquired properties may not stabilize according to our estimated schedule, which may negatively impact our financial results, cash flows and guidance; occupancy rates and market rents may be adversely affected by competition and local economic and market conditions which are beyond our control; financing may not be available on favorable terms or at all, and our cash flows from operations and access to cost effective capital may be insufficient for the growth of our development program which could limit our pursuit of opportunities; our cash flows may be insufficient to meet required payments of principal and interest, or to make dividend payments, and we may be unable to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of existing indebtedness; and we may be unsuccessful in managing changes in our portfolio composition. Other factors that could cause such differences include, but are not limited to, (i) the risk that the proposed merger may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed merger, including the approval of the merger agreement by the Company’s stockholders, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed merger on the Company’s business, operating results, and relationships with joint venture partners, lenders, tenants, competitors and others, (v) risks that the proposed merger may disrupt the Company’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed merger, (vii) risks related to the diverting of management’s attention from the Company’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against the Company related to the merger agreement or the proposed merger. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and may be discussed in subsequent filings with the U.S. Securities and Exchange Commission (“SEC”) including the Company’s most recent Quarterly Report on Form 10-Q. Additional Information about the Proposed Transaction and Where to Find It In connection with the proposed transaction, Monogram has filed a preliminary proxy statement with the SEC as of July 28, 2017, and will file with the SEC and mail to its stockholders a definitive proxy statement. Additionally, Monogram will file other relevant materials in connection with the proposed acquisition of Monogram by an affiliate of Greystar Real Estate Partners. The materials to be filed by Monogram with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Monogram on Monogram’s website at www.monogramres.com or by contacting Monogram investor relations at ir@monogramres.com. INVESTORS AND SECURITY HOLDERS OF MONOGRAM ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. © Monogram Residential Trust, Inc. 3

Financial Information

Consolidated Balance Sheets

(in thousands) (unaudited)

	June 30, 2017	December 31, 2016
Assets		
Real estate		
Land	$ 544,617	$ 527,944
Buildings and improvements	2,750,618	2,814,221
Gross operating real estate	3,295,235	3,342,165
Less: accumulated depreciation	(460,038)	(461,869)
Net operating real estate	2,835,197	2,880,296
Construction in progress, including land	108,052	120,423
Total real estate, net	2,943,249	3,000,719
Assets associated with real estate held for sale	47,843	—
Cash and cash equivalents	56,274	74,396
Tax like-kind exchange escrow	148,313	56,762
Intangibles, net	16,034	16,977
Other assets, net	59,001	51,248
Total assets	$ 3,270,714	$ 3,200,102
Liabilities		
Mortgages and notes payable, net	$ 1,131,901	$ 1,522,207
Credit facilities payable, net	386,695	8,023
Construction costs payable	18,390	26,859
Accounts payable and other liabilities	30,922	32,707
Deferred revenues and other gains	21,999	22,077
Distributions payable	12,527	12,512
Tenant security deposits	6,268	6,205
Obligations associated with real estate held for sale	33,589	—
Total liabilities	1,642,291	1,630,590
Redeemable, noncontrolling interests	23,516	29,073
Equity		
Common stock	17	17
Additional paid-in capital	1,440,303	1,439,199
Cumulative distributions and net income (loss)	(252,374)	(310,124)
Total equity attributable to common stockholders	1,187,946	1,129,092
Non-redeemable noncontrolling interests	416,961	411,347
Total equity	1,604,907	1,540,439
Total liabilities and equity	$ 3,270,714	$ 3,200,102

© Monogram Residential Trust, Inc. 4

Financial Information
Balance Sheet Information

(in thousands) (unaudited)

	As of June 30, 2017		As of December 31, 2016	
	Consolidated GAAP Balance Sheet (1)	Noncontrolling Interests Adjustments (2)	Consolidated GAAP Balance Sheet (1)	Noncontrolling Interests Adjustments (2)
Assets				
Gross operating real estate	$ 3,295,235	$ (1,037,426)	$ 3,342,165	$ (1,054,403)
Less: accumulated depreciation	(460,038)	158,038	(461,869)	142,427
Net operating real estate	2,835,197		2,880,296	
Construction in progress, including land	108,052	(36,726)	120,423	(45,553)
Total real estate, net	2,943,249		3,000,719	
Assets associated with real estate held for sale	47,843	—	—	—
Cash and cash equivalents	56,274	(15,598)	74,396	(13,707)
Tax like-kind exchange escrow	148,313	(48,220)	56,762	—
Intangibles, net	16,034	(7,015)	16,977	(7,105)
Notes receivable	26,890	—	26,749	—
Other assets, net	32,111	(5,667)	24,499	(5,756)
Total assets	$ 3,270,714		$ 3,200,102	
Liabilities				
Mortgages and notes payable, net	$ 1,131,901	$ (419,582)	$ 1,522,207	$ (529,251)
Credit facilities payable, net	386,695	(118,984)	8,023	—
Construction costs payable	18,390	(7,843)	26,859	(11,128)
Accounts payable and other liabilities	30,922	(9,186)	32,707	(9,813)
Deferred revenues and other gains	21,999	(9,767)	22,077	(9,898)
Distributions payable	12,527	—	12,512	—
Tenant security deposits	6,268	(1,912)	6,205	(1,805)
Obligations associated with real estate held for sale	33,589	—	—	—
Total liabilities	1,642,291		1,630,590	
Redeemable, noncontrolling interests	23,516	(9,638)	29,073	(12,114)
Stockholders' Equity				
Common stock	17	—	17	—
Subsidiary preferred stock	—	1,259	—	1,259
Additional paid-in capital	1,440,303	—	1,439,199	—
Cumulative distributions and net income (loss)	(252,374)	—	(310,124)	—
Total equity attributable to common stockholders	1,187,946		1,129,092	
Non-redeemable noncontrolling interests	416,961	(416,961)	411,347	(411,347)
Total equity	1,604,907		1,540,439	
Total liabilities and equity	$ 3,270,714		$ 3,200,102	

(1) See page 4 for our consolidated GAAP balance sheet.
(2) See Noncontrolling Interests Adjustments and Proportionate Share in Definitions and Other Explanatory Information for discussion of our Proportionate Share and methodology.

© Monogram Residential Trust, Inc. 5

Financial Information

Consolidated Statements of Operations

(in thousands, except per share amounts) (unaudited)

	For the Three Months Ended June 30, 2017	For the Three Months Ended June 30, 2016	For the Six Months Ended June 30, 2017	For the Six Months Ended June 30, 2016
Rental revenues	$ 71,835	$ 68,551	$ 145,173	$ 134,098
Expenses:				
Property operating expenses	18,869	20,401	38,007	39,207
Real estate taxes	11,690	10,617	23,654	21,239
General and administrative expenses	4,686	7,353	11,556	13,863
Merger-related expenses	2,801	—	2,801	—
Acquisition, investment and development expenses	69	100	133	378
Interest expense	11,850	11,063	23,554	21,429
Amortization of deferred financing costs	1,327	1,554	2,876	3,090
Depreciation and amortization	31,662	30,998	63,521	61,054
Total expenses	82,954	82,086	166,102	160,260
Interest income	1,246	1,776	2,427	3,458
Loss on early extinguishment of debt	(940)	—	(4,841)	—
Other expense, net	(232)	(168)	(320)	(283)
Loss from continuing operations before gains on sales of real estate	(11,045)	(11,927)	(23,663)	(22,987)
Gains on sales of real estate	28,559	—	115,282	—
Net income (loss)	17,514	(11,927)	91,619	(22,987)
Net (income) loss attributable to non-redeemable noncontrolling interests	(10,683)	2,710	(8,803)	5,465
Net income (loss) available to the Company	6,831	(9,217)	82,816	(17,522)
Dividends to preferred stockholders	—	(1)	—	(3)
Net income (loss) attributable to common stockholders	$ 6,831	$ (9,218)	$ 82,816	$ (17,525)
Weighted average number of common shares outstanding-basic	167,135	166,800	167,068	166,772
Weighted average number of common shares outstanding-diluted (1)	168,241	166,800	168,016	166,772
Basic and diluted earnings (loss) per common share	$ 0.04	$ (0.06)	$ 0.49	$ (0.11)

(1) Because GAAP net income was a net loss for the quarter and six months ended June 30, 2016, we do not report dilutive common shares for GAAP reporting.

© Monogram Residential Trust, Inc. 6

Financial Information

QTD Funds from Operations ("FFO"), Core FFO and Adjusted Core FFO ("AFFO")

(in thousands, except per share amounts) (unaudited)

	Three Months Ended June 30,			
	2017		2016	
	Amounts as Defined	Noncontrolling Interests Adjustments [1]	Amounts as Defined	Noncontrolling Interests Adjustments [1]
FFO:				
Net income (loss) attributable to common stockholders	$ 6,831		$ (9,218)	
Add (deduct) NAREIT defined adjustments:				
Real estate depreciation and amortization	31,537	$ (10,124)	30,856	$ (9,687)
Gains on sales of real estate	(28,559)	12,712	—	—
Less: Noncontrolling Interests Adjustments	2,588 ←	2,588	(9,687) ←	(9,687)
FFO - NAREIT defined	12,397		11,951	
Add (deduct) adjustments to arrive at Core FFO:				
Loss on early extinguishment of debt	940	$ (257)	—	$ —
Fair value adjustments (primarily derivatives)	248	—	138	—
Merger-related expenses	2,801	—	—	—
Start up and pursuit expenses	56	(3)	189	(63)
Workforce reduction	—	—	2,044	—
Less: Noncontrolling Interests Adjustments	(260) ←	(260)	(63) ←	(63)
Core FFO	16,182		14,259	
Add (deduct) adjustments to arrive at AFFO:				
Recurring capital expenditures	(653)	$ 233	(687)	$ 187
Straight-line rents	234	(106)	225	(112)
Stock compensation expense	1,246	—	820	—
Less: Noncontrolling Interests Adjustments	127 ←	127	75 ←	75
AFFO	$ 17,136		$ 14,692	
Weighted average number of common shares outstanding - basic	167,135		166,800	
Weighted average number of common shares outstanding - diluted	168,241		167,605	
Per common share amounts - basic and diluted:				
Net income (loss) attributable to common stockholders [2]	$ 0.04		$ (0.06)	
FFO attributable to common stockholders - NAREIT Defined	$ 0.07		$ 0.07	
Core FFO attributable to common stockholders	$ 0.10		$ 0.09	
AFFO attributable to common stockholders	$ 0.10		$ 0.09	

(1) See Noncontrolling Interests Adjustments and Non-GAAP Measurements in Definitions and other Explanatory Information for discussion of our Proportionate Share and Non-GAAP Measurements.
(2) Because GAAP net income was a net loss for quarter ended June 30, 2016, we do not report dilutive common shares for GAAP reporting. For the above Non-GAAP Measurements (see page 47 for definitions), we include dilutive common shares, which primarily relate to our stock compensation plans.

© Monogram Residential Trust, Inc. 7

Financial Information
YTD Funds from Operations ("FFO"), Core FFO and Adjusted Core FFO ("AFFO")

(in thousands, except per share amounts) (unaudited)

	Six Months Ended June 30,			
	2017		2016	
	Amounts as Defined	Noncontrolling Interests Adjustments (1)	Amounts as Defined	Noncontrolling Interests Adjustments (1)
FFO:				
Net income (loss) attributable to common stockholders	**$ 82,816**		**$ (17,525)**	
Add (deduct) NAREIT defined adjustments:				
Real estate depreciation and amortization	63,258	$ (20,240)	60,778	$ (18,945)
Gains on sales of real estate	(115,282)	12,712	—	—
Less: Noncontrolling Interests Adjustments	(7,528) ←	(7,528)	(18,945) ←	(18,945)
FFO - NAREIT defined	**23,264**		**24,308**	
Add (deduct) adjustments to arrive at Core FFO:				
Loss on early extinguishment of debt	4,841	$ (546)	—	$ —
Fair value adjustments (primarily derivatives)	318	—	138	—
Merger-related expenses	2,801	—	—	—
Start up and pursuit expenses	184	(19)	414	(93)
Workforce reduction	—	—	2,044	—
Less: Noncontrolling Interests Adjustments	(565) ←	(565)	(93) ←	(93)
Core FFO	**30,843**		**26,811**	
Add (deduct) adjustments to arrive at AFFO:				
Recurring capital expenditures	(1,247)	$ 405	(1,169)	$ 304
Straight-line rents	461	(209)	467	(224)
Stock compensation expense	2,367	—	1,400	—
Plus: Noncontrolling Interests Adjustments	196 ←	196	80 ←	80
AFFO	**$ 32,620**		**$ 27,589**	
Weighted average number of common shares outstanding - basic	167,068		166,772	
Weighted average number of common shares outstanding - diluted (2)	168,016		167,458	
Per common share amounts - basic and diluted:				
Net income (loss) attributable to common stockholders (2)	$ 0.49		$ (0.11)	
FFO attributable to common stockholders - NAREIT Defined	$ 0.14		$ 0.15	
Core FFO attributable to common stockholders	$ 0.18		$ 0.16	
AFFO attributable to common stockholders	$ 0.19		$ 0.16	

(1) See Noncontrolling Interests Adjustments and Non-GAAP Measurements in Definitions and other Explanatory Information for discussion of our Proportionate Share and Non-GAAP Measurements.
(2) Because GAAP net income was a net loss for the six months ended June 30, 2016, we do not report dilutive common shares for GAAP reporting. For the above Non-GAAP Measurements (see page 47 for definitions), we include dilutive common shares, which primarily relate to our stock compensation plans.

© Monogram Residential Trust, Inc. 8

Financial Information

QTD Detail Recap of FFO

(in thousands) (unaudited)

	Three Months Ended June 30, 2017		Three months ended June 30, 2016	
	Amounts as Defined	Noncontrolling Interests Adjustments (1)	Amounts as Defined	Noncontrolling Interests Adjustments (1)
Revenues:				
Rental revenues before straight-line rents	$ 72,069	$ (23,828)	$ 68,776	$ (20,903)
Straight-line rents	(234)	106	(225)	112
Rental revenues	71,835		68,551	
Property operating expenses:				
Property operating expenses (including real estate taxes)	(28,472)	9,611	(27,429)	8,751
Fee income:				
Asset management fees	—	370	—	377
Property management fees	—	887	—	783
Other:				
General and administrative expenses	(3,589)	73	(5,500)	43
Corporate property management expenses	(1,881)	—	(2,395)	—
Workforce reduction	—	—	(2,044)	—
Merger-related expenses	(2,801)	—	—	—
Start up and pursuit expenses	(56)	3	(189)	63
Stock compensation expense	(1,246)	—	(820)	—
Interest expense (2)	(11,850)	4,063	(11,063)	3,391
Amortization of deferred financing costs	(1,327)	377	(1,554)	331
Interest income	1,246	(3)	1,776	(3)
Loss on early extinguishment of debt	(940)	257	—	—
Other expense, net	(301)	33	(263)	131
Dividends to preferred stockholders	(84)	32	(87)	32
Depreciation and amortization related to non-real estate assets	(125)	7	(143)	3
Less: Noncontrolling Interests Adjustments	(8,012) ←	(8,012)	(6,889) ←	(6,889)
FFO - NAREIT defined	**$ 12,397**		**$ 11,951**	

Note: Certain amounts from the consolidated financial statements differ from the consolidated amounts above due to non-FFO items or reclassifications (e.g., corporate property management expenses, stock compensation expenses, etc.) See page 7 for reconciliation of net income attributable to common stockholders to FFO - NAREIT defined.

(1) See Noncontrolling Interests Adjustments and Non-GAAP Measurements in Definitions and other Explanatory Information for discussion of our Proportionate Share and Non-GAAP Measurements.

(2) See page 36 for components of interest expense, including contractual interest, capitalized interest, amortization of deferred financing costs and other finance fees.

© Monogram Residential Trust, Inc. 9

Financial Information
YTD Detail Recap of FFO

(in thousands) (unaudited)

	Six Months Ended June 30, 2017		Six Months Ended June 30, 2016	
	Amounts as Defined	Noncontrolling Interests Adjustments [1]	Amounts as Defined	Noncontrolling Interests Adjustments [1]
Revenues:				
Rental revenues before straight-line rents	$ 145,634	$ (47,171)	$ 134,565	$ (40,787)
Straight-line rents	(461)	209	(467)	224
Rental revenues	145,173		134,098	
Property operating expenses:				
Property operating expenses (including real estate taxes)	(56,945)	18,791	(54,154)	17,168
Fee income:				
Asset management fees	—	734	—	752
Property management fees	—	1,755	—	1,537
Other:				
General and administrative expenses	(9,473)	257	(11,519)	280
Corporate property management expenses	(4,282)	—	(4,907)	—
Workforce reduction	—	—	(2,044)	—
Merger-related expenses	(2,801)	—	—	—
Start up and pursuit expenses	(184)	19	(414)	93
Stock compensation expense	(2,367)	—	(1,400)	—
Interest expense [2]	(23,554)	7,793	(21,429)	6,480
Amortization of deferred financing costs	(2,876)	769	(3,090)	660
Interest income	2,427	(6)	3,458	(6)
Loss on early extinguishment of debt	(4,841)	546	—	—
Other expense, net	(418)	62	(533)	222
Dividends to preferred stockholders	(167)	63	(174)	64
Depreciation and amortization related to non-real estate assets	(263)	14	(276)	5
Less: Noncontrolling Interests Adjustments	(16,165) ←	(16,165)	(13,308) ←	(13,308)
FFO - NAREIT defined	**$ 23,264**		**$ 24,308**	

Note: Certain amounts from the consolidated financial statements differ from the consolidated amounts above due to non-FFO items or reclassifications (e.g., corporate property management expenses, stock compensation expenses, etc.)
See page 8 for reconciliation of net income attributable to common stockholders to FFO - NAREIT defined.
(1) See Noncontrolling Interests Adjustments and Non-GAAP Measurements in Definitions and other Explanatory Information for discussion of our Proportionate Share and Non-GAAP Measurements.
(2) See page 36 for components of interest expense, including contractual interest, capitalized interest and other finance fees.

© Monogram Residential Trust, Inc. 10

Financial Information
AFFO Comparisons to 2Q 2017

(in millions, except per share amounts) (unaudited)

Comparison of reported AFFO attributable to common stockholders 2Q 2017 to 2Q 2016:		
AFFO attributable to common stockholders - 2Q 2017	$	0.10
AFFO attributable to common stockholders - 2Q 2016		0.09
Increase in AFFO attributable to common stockholders - quarter over quarter	**$**	**0.01**
Major components of change quarter over quarter:		
Increase in NOI from stabilized non-comparables and lease ups	$	0.03
Decrease in NOI from dispositions		(0.03)
Decrease in general and administrative expenses [(1)]		0.01
Weighted average number of common shares outstanding - diluted - 2Q 2017		168.2
Weighted average number of common shares outstanding - diluted - 2Q 2016		167.6

Comparison of actual AFFO attributable to common stockholders 2Q 2017 to 1Q 2017:		
AFFO attributable to common stockholders - 2Q 2017	$	0.10
AFFO attributable to common stockholders - 1Q 2017		0.09
Increase in AFFO attributable to common stockholders - quarter over quarter	**$**	**0.01**
Major components of change quarter over quarter:		
Decrease in NOI from dispositions	$	(0.02)
Increase in NOI from stabilized non-comparables, lease ups and acquisitions		0.01
Decrease in general and administrative expenses [(1)]		0.02
Weighted average number of common shares outstanding - diluted - 2Q 2017		168.2
Weighted average number of common shares outstanding - diluted - 1Q 2017		167.8

(1) Excludes merger-related expenses of $2.8 million for the three and six months ended June 30, 2017.

© Monogram Residential Trust, Inc. 11

Portfolio Overview Equity Investments by Geographic Regions As of June 30, 2017 5 operating com unities 11 Northern California 5 operating com'm*unities Nevada Colorado 3 operating communities * Texas 1 operatm. g commum.ty 1 communicy held for sale 7 erating communities * Southern California 8 operating communities 1 development community Geo*rgia 8 operating communities * 1 operating comm nity * South florida"' 6 operating communities Opera.tin8 (45 Communit ies, including devel opments in l ease up *Development (1 community) and a community held for sale and sold i n July 2017) Note: Excludes 2 debt investments © Monogram Residential Trust, Inc. 12

Portfolio Overview Summary of Number of Units and Communities Total Units Total Communities Equity Investments: Same Store Wholly owned Wholly owned sold in 2016 Wholly owned sold in 2017 Consolidated joint ventures Consolidated joint venture sold in 2016 Consolidated joint venture sold in 2017 1,863 — — 6,396 — — 1,655 283 974 5,419 134 231 7 — — 25 — — 6 1 3 20 1 1 Stabilized - Non Comparable Wholly owned Consolidated joint ventures (includes one community with 430 units classified as held for sale as of June 30, 2017 and sold in July 2017) Consolidated joint venture sold in 2017 328 2,595 — 416 1,736 270 2 7 — 2 7 1 Lease up (including operating communities and developments in lease up) Wholly owned Wholly owned acquired in 2017 Consolidated joint ventures — 440 511 120 — 2,201 — 2 2 1 — 6 Developments under Construction Consolidated joint ventures 510 656 1 2 N/A N/A — 1 Land held for future development - consolidated joint venture sold in 2016 Debt Investments: Mezzanine Loans - Development, Lease up, and Stabilized Wholly owned 795 1,116 2 3 Recap of Totals by Category Wholly owned Wholly owned acquired in 2017 Wholly owned sold in 2016 Wholly owned sold in 2017 Consolidated joint ventures Consolidated joint venture sold in 2016 Consolidated joint venture sold in 2017 2,986 440 — — 10,012 — — 3,307 — 283 974 10,012 134 501 11 2 — — 35 — — 12 — 1 3 36 1 2 © Monogram Residential Trust, Inc. 13 Total Communities - Equity and Debt Investments13,43815,2114855 Total Communities - Equity and Debt Investments13,43815,2114855 Total Communities - Debt Investments7951,11623 Total Communities - Equity Investments12,64314,0954652 Total Developments under Construction51065612 Total Lease up (including operating communities and developments in lease up)9512,32147 Total Stabilized - Non Comparable2,9232,422910 Total Stabilized11,18211,1184142 Total Same Store8,2598,6963232 June 30, 2017June 30, 2016 June 30, 2017June 30, 2016

Portfolio Overview
Summary of Operating Communities
As of June 30, 2017

	Location	Current Effective Ownership	Year of Completion or Most Recent Substantial Development	Units	Percentage of Portfolio Based on YTD 2017 Proportionate Same Store NOI
Same Store Communities:					
Consolidated joint ventures					
4550 Cherry Creek	Denver, CO	55%	2004	288	
7166 at Belmar	Lakewood, CO	55%	2008	308	
Point 21	Denver, CO	55%	2015	212	
Colorado Totals				**808**	**8.1%**
Wholly owned					
The Mark	Boca Raton, FL	100%	2015	208	
Consolidated joint venture					
Satori	Fort Lauderdale, FL	55%	2010	279	
The Franklin Delray	Delray Beach, FL	55%	2013	180	
South Florida Totals				**667**	**8.8%**
Wholly owned					
The Cameron	Silver Spring, MD	100%	2010	325	
Consolidated joint ventures					
55 Hundred	Arlington, VA	55%	2010	234	
Bailey's Crossing	Alexandria, VA	55%	2010	414	
Burrough's Mill	Cherry Hill, NJ	55%	2004	308	
The Lofts at Park Crest	McLean, VA	55%	2008	131	
Mid-Atlantic Totals				**1,412**	**18.1%**
Consolidated joint ventures					
The Venue	Clark County, NV	55%	2009	168	
Nevada Totals				**168**	**0.8%**
Wholly owned					
Pembroke Woods	Pembroke, MA	100%	2006	240	
Stone Gate	Marlborough, MA	100%	2007	332	
Consolidated joint venture					
Everly	Wakefield, MA	55%	2014	186	
West Village	Mansfield, MA	55%	2008	200	
New England Totals				**958**	**13.0%**
Wholly owned					
Acappella	San Bruno, CA	100%	2010	163	
Vara	San Francisco, CA	100%	2013	202	
Consolidated joint ventures					
Acacia on Santa Rosa Creek	Santa Rosa, CA	55%	2003	277	
Argenta	San Francisco, CA	55%	2008	179	
Northern California Totals				**821**	**19.0%**

© Monogram Residential Trust, Inc. 14

Portfolio Overview
Summary of Operating Communities
As of June 30, 2017

	Location	Current Effective Ownership	Year of Completion or Most Recent Substantial Development	Units	Percentage of Portfolio Based on YTD 2017 Proportionate Same Store NOI
Same Store Communities (continued):					
Consolidated joint ventures					
Blue Sol	Costa Mesa, CA	100%	2014	113	
Calypso Apartments and Lofts	Irvine, CA	55%	2008	177	
Forty55 Lofts	Marina del Rey, CA	55%	2010	140	
The Gallery at NoHo Commons	Los Angeles, CA	55%	2008	438	
San Sebastian	Laguna Woods, CA	55%	2010	134	
Southern California Totals				**1,002**	**14.7%**
Wholly owned					
Allegro	Addison, TX	100%	2013	393	
Consolidated joint ventures					
4110 Fairmount	Dallas, TX	55%	2014	299	
Arpeggio Victory Park	Dallas, TX	55%	2014	377	
Briar Forest Lofts	Houston, TX	55%	2008	352	
Eclipse	Houston, TX	55%	2009	330	
Fitzhugh Urban Flats	Dallas, TX	55%	2009	452	
SEVEN	Austin, TX	55%	2015	220	
Texas Totals				**2,423**	**17.5%**
Total Same Store Communities (weighted average year)			**2010**	**8,259**	**100.0%**
Stabilized Non-Comparable Communities:					
Wholly Owned					
The Mile	Miami, FL	100%	2016	120	
Consolidated joint venture					
SoMa	Miami, FL	55%	2016	418	
South Florida Totals				**538**	
Consolidated joint venture					
Cyan on Peachtree	Atlanta, GA	55%	2015	329	
Georgia Totals				**329**	
Consolidated joint venture					
Nouvelle	Tysons Corner, VA	55%	2015	461	
Mid-Atlantic Totals				**461**	

© Monogram Residential Trust, Inc. 15

Portfolio Overview
Summary of Operating Communities
As of June 30, 2017

	Location	Current Effective Ownership	Year of Completion or Most Recent Substantial Development	Units	Percentage of Portfolio Based on YTD 2017 Proportionate Same Store NOI
Stabilized Non-Comparable Communities (continued):					
Consolidated joint venture					
Veritas (classified as held for sale as of June 30, 2017 and sold in July 2017)	Henderson, NV	100%	2011	430	
Nevada Totals				**430**	
Consolidated joint venture					
Zinc	Cambridge, MA	55%	2015	392	
New England Totals				**392**	
Consolidated joint venture					
OLUME	San Francisco, CA	55%	2016	121	
Northern California Totals				**121**	
Wholly owned					
Ev	San Diego, CA	100%	2015	208	
Consolidated joint venture					
Verge	San Diego, CA	70%	2016	444	
Southern California Totals				**652**	
Total Stabilized / Non-Comparable Communities (weighted average year)			**2015**	**2,923**	
Lease up:					
Consolidated joint venture					
Caspian Delray Beach	Delray Beach	55%	2017	146	
Florida Totals				**146**	
Wholly owned					
Latitude	Arlington, VA	100%	2017	265	
Mid-Atlantic Totals				**265**	
Wholly Owned					
Desmond at Wilshire	Los Angeles, CA	100%	2016	175	
Southern California Totals				**175**	
Consolidated joint venture					
The Alexan	Dallas, TX	50%	2017	365	
Texas Totals				**365**	
Total Lease up Communities (weighted average year)			**2017**	**951**	
Total Operating Communities (weighted average year)			**2012**	**12,133**	

© Monogram Residential Trust, Inc. 16

Portfolio Overview Summary of Notes Receivable As of June 30, 2017 (dollars in thousands) (unaudited) Balance (1) Maturity Date (2) Interest Rate (3) Community Location Ownership Total Commitment Accrued Interest Jefferson at Stonebriar Frisco, TX 100% $ 16,735$ 16,735 $ 2,818 6/25/2018 15.0% Jefferson at Riverside Irving, TX 100% 10,436 10,436 859 6/30/2018 15.0% (1) Excludes certain GAAP consolidated costs, primarily related to deferred income and loan origination costs of $0.3 million. (2) The borrowers generally have options to prepay prior to maturity date or to extend the maturity date for one to two years. (3) The interest rate is calculated on a weighted average based on the contractual principal balance including only recurring interest. Excluded from the interest rate are fees paid at initial closing or final payment. © Monogram Residential Trust, Inc. 17 $27,171$27,171$3,67715.0% Contractual PrincipalContractual

Operating Performance

Reconciliation of Proportionate Net Operating Income ("NOI")

(in thousands) (unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,			
	2017		2016		2017		2016	
Reconciliation of net income (loss) to Proportionate NOI and Proportionate Same Store NOI:								
Net income (loss)	$	**17,514**	$	**(11,927)**	$	**91,619**	$	**(22,987)**
Adjustments to reconcile net income (loss) to Proportionate NOI:								
Corporate property management expenses (1)		2,030		3,406		4,566		6,007
General and administrative expenses (1)		4,686		7,353		11,556		13,863
Merger-related expenses		2,801		—		2,801		—
Interest expense		11,850		11,063		23,554		21,429
Amortization of deferred financing costs		1,327		1,554		2,876		3,090
Depreciation and amortization		31,662		30,998		63,521		61,054
Interest income		(1,246)		(1,776)		(2,427)		(3,458)
Gains on sales of real estate		(28,559)		—		(115,282)		—
Loss on early extinguishment of debt		940		—		4,841		—
Other, net		301		267		453		660
Less: Noncontrolling Interests Adjustments (2)		(14,108)		(11,978)		(28,153)		(23,303)
Proportionate NOI	$	**29,198**	$	**28,960**	$	**59,925**	$	**56,355**
Less: non-comparable								
Rental revenue		(14,301)		(14,131)		(30,929)		(26,555)
Property operating expenses, including real estate taxes		6,851		6,950		14,101		13,395
Proportionate Same Store NOI	$	**21,748**	$	**21,779**	$	**43,097**	$	**43,195**

(1) Includes related stock compensation expense.
(2) See Noncontrolling Interests Adjustments and Non-GAAP Measurements in Definitions and other Explanatory Information for discussion of our Proportionate Share and Non-GAAP Measurements.

© Monogram Residential Trust, Inc. 18

Operating Performance
Proportionate Net Operating Income

(dollars in thousands) (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,		
	2017	2016	Growth	2017	2016	Growth
Proportionate rental revenue						
Same Store	$ 33,812	$ 33,629	0.5 %	$ 67,282	$ 66,980	0.5 %
Stabilized Non-Comparable (1)	11,890	5,681	N/A	22,957	9,727	N/A
Lease Up	1,453	—	N/A	1,854	—	N/A
Dispositions and other non-lease up developments (2)	958	8,450	N/A	6,118	16,828	N/A
Total proportionate rental revenue	**48,113**	**47,760**	**0.7 %**	**98,211**	**93,535**	**5.0 %**
Proportionate property operating expenses, including real estate taxes						
Same Store	12,064	11,850	1.8 %	24,185	23,785	1.7 %
Stabilized Non-Comparable (1)	4,529	3,786	N/A	8,946	7,088	N/A
Lease Up	1,619	109	N/A	2,512	206	N/A
Dispositions and other non-lease up developments (2)	703	3,055	N/A	2,643	6,101	N/A
Total proportionate property operating expenses, including real estate taxes	**18,915**	**18,800**	**0.6 %**	**38,286**	**37,180**	**3.0 %**
Proportionate NOI						
Same Store	21,748	21,779	(0.1)%	43,097	43,195	(0.2)%
Stabilized Non-Comparable (1)	7,361	1,895	N/A	14,011	2,639	N/A
Lease Up	(166)	(109)	N/A	(658)	(206)	N/A
Dispositions and other non-lease up developments (2)	255	5,395	N/A	3,475	10,727	N/A
Total Proportionate NOI	**$ 29,198**	**$ 28,960**	**0.8 %**	**$ 59,925**	**$ 56,355**	**6.3 %**

See Reconciliation of Proportionate NOI to net income (loss) on page 18.

(1) Includes a multifamily community classified as held for sale as of June 30, 2017 and sold in July 2017.

(2) See page 30 for listing of communities sold in 2017 and 2016.

© Monogram Residential Trust, Inc. 19

Operating Performance

Proportionate QTD Net Operating Income by Geographic Region and Market

(dollars in thousands) (unaudited)

	Units	Rental Revenue			Property Operating Expenses			Net Operating Income			% of Same Store NOI by Market
	QTD 2Q 2017	QTD 2Q 2017	QTD 2Q 2016	% Change	QTD 2Q 2017	QTD 2Q 2016	% Change	QTD 2Q 2017	QTD 2Q 2016	% Change	QTD 2Q 2017
Same Store											
Colorado											
Denver	808	$ 2,464	$ 2,556	(3.6)%	$ 780	$ 778	0.3 %	$ 1,684	$ 1,778	(5.3)%	7.7%
Colorado Total	**808**	**2,464**	**2,556**	**(3.6)%**	**780**	**778**	**0.3 %**	**1,684**	**1,778**	**(5.3)%**	**7.7%**
South Florida											
South Florida	667	3,138	3,176	(1.2)%	1,305	1,310	(0.4)%	1,833	1,866	(1.8)%	8.4%
South Florida Total	**667**	**3,138**	**3,176**	**(1.2)%**	**1,305**	**1,310**	**(0.4)%**	**1,833**	**1,866**	**(1.8)%**	**8.4%**
Mid-Atlantic											
Washington D.C.	1,104	5,102	5,020	1.6 %	1,619	1,631	(0.7)%	3,483	3,389	2.8 %	16.0%
Philadelphia	308	843	854	(1.3)%	393	392	0.3 %	450	462	(2.6)%	2.1%
Mid-Atlantic Total	**1,412**	**5,945**	**5,874**	**1.2 %**	**2,012**	**2,023**	**(0.5)%**	**3,933**	**3,851**	**2.1 %**	**18.1%**
Nevada											
Las Vegas	168	308	302	2.0 %	120	127	(5.5)%	188	175	7.4 %	0.9%
Nevada Total	**168**	**308**	**302**	**2.0 %**	**120**	**127**	**(5.5)%**	**188**	**175**	**7.4 %**	**0.9%**
New England											
Boston	958	4,302	4,256	1.1 %	1,363	1,359	0.3 %	2,939	2,897	1.4 %	13.5%
New England Total	**958**	**4,302**	**4,256**	**1.1 %**	**1,363**	**1,359**	**0.3 %**	**2,939**	**2,897**	**1.4 %**	**13.5%**
Northern California											
San Francisco	821	5,959	5,868	1.6 %	1,802	1,741	3.5 %	4,157	4,127	0.7 %	19.1%
Northern California Total	**821**	**5,959**	**5,868**	**1.6 %**	**1,802**	**1,741**	**3.5 %**	**4,157**	**4,127**	**0.7 %**	**19.1%**
Southern California											
Los Angeles	1,002	4,602	4,461	3.2 %	1,402	1,387	1.1 %	3,200	3,074	4.1 %	14.7%
Southern California Total	**1,002**	**4,602**	**4,461**	**3.2 %**	**1,402**	**1,387**	**1.1 %**	**3,200**	**3,074**	**4.1 %**	**14.7%**
Texas											
Austin	220	939	1,047	(10.3)%	528	405	30.4 %	411	642	(36.0)%	1.9%
Dallas	1,521	4,768	4,608	3.5 %	2,031	1,937	4.9 %	2,737	2,671	2.5 %	12.6%
Houston	682	1,387	1,481	(6.3)%	721	783	(7.9)%	666	698	(4.6)%	3.1%
Texas Total	**2,423**	**7,094**	**7,136**	**(0.6)%**	**3,280**	**3,125**	**5.0 %**	**3,814**	**4,011**	**(4.9)%**	**17.6%**
Total Same Store	**8,259**	**33,812**	**33,629**	**0.5 %**	**12,064**	**11,850**	**1.8 %**	**21,748**	**21,779**	**(0.1)%**	**100%**

(Table continued on next page)

© Monogram Residential Trust, Inc. 20

Operating Performance

Proportionate QTD Net Operating Income by Geographic Region and Market

(dollars in thousands) (unaudited)

	Units	Rental Revenue			Property Operating Expenses			Net Operating Income			% of Same Store NOI by Market
	QTD 2Q 2017	QTD 2Q 2017	QTD 2Q 2016	% Change	QTD 2Q 2017	QTD 2Q 2016	% Change	QTD 2Q 2017	QTD 2Q 2016	% Change	QTD 2Q 2017
Stabilized Non-Comparable											
South Florida											
South Florida	538	2,282	626	N/A	891	656	N/A	1,391	(30)	N/A	N/A
South Florida Total	**538**	**2,282**	**626**	**N/A**	**891**	**656**	**N/A**	**1,391**	**(30)**	**N/A**	**N/A**
Georgia											
Atlanta	329	1,118	979	N/A	447	435	N/A	671	544	N/A	N/A
Georgia Total	**329**	**1,118**	**979**	**N/A**	**447**	**435**	**N/A**	**671**	**544**	**N/A**	**N/A**
Mid-Atlantic											
Washington D.C	461	1,527	413	N/A	601	559	N/A	926	(146)	N/A	N/A
Mid-Atlantic Total	**461**	**1,527**	**413**	**N/A**	**601**	**559**	**N/A**	**926**	**(146)**	**N/A**	**N/A**
Nevada											
Las Vegas [1]	430	1,552	1,475	5.2 %	450	484	(7.0)%	1,102	991	11.2 %	N/A
Nevada Total	**430**	**1,552**	**1,475**	**5.2 %**	**450**	**484**	**(7.0)%**	**1,102**	**991**	**11.2 %**	**N/A**
New England											
Boston	392	1,471	350	N/A	513	399	N/A	958	(49)	N/A	N/A
New England Total	**392**	**1,471**	**350**	**N/A**	**513**	**399**	**N/A**	**958**	**(49)**	**N/A**	**N/A**
Northern California											
San Francisco	121	681	181	N/A	284	169	N/A	397	12	N/A	N/A
Northern California Total	**121**	**681**	**181**	**N/A**	**284**	**169**	**N/A**	**397**	**12**	**N/A**	**N/A**
Southern California											
San Diego	652	3,259	1,657	N/A	1,343	1,084	N/A	1,916	573	N/A	N/A
Southern California Total	**652**	**3,259**	**1,657**	**N/A**	**1,343**	**1,084**	**N/A**	**1,916**	**573**	**N/A**	**N/A**
Total Stabilized Non-Comparable	**2,923**	**11,890**	**5,681**	**109 %**	**4,529**	**3,786**	**20 %**	**7,361**	**1,895**	**288 %**	**N/A**
Lease up (includes operating and development communities)											
South Florida	146	35	—	N/A	103	—	N/A	(68)	—	N/A	N/A
Mid-Atlantic	265	310	—	N/A	374	—	N/A	(64)	—	N/A	N/A
Southern California	175	634	—	N/A	661	—	N/A	(27)	—	N/A	N/A
Texas	365	474	—	N/A	481	109	N/A	(7)	(109)	N/A	N/A
Total Lease up	**951**	**1,453**	**—**	N/A	**1,619**	**109**	N/A	**(166)**	**(109)**	**N/A**	**N/A**
Dispositions and other non-lease up developments	**—**	**958**	**8,450**	N/A	**703**	**3,055**	N/A	**255**	**5,395**	N/A	N/A
Total Portfolio	**12,133**	**$ 48,113**	**$ 47,760**	**0.7 %**	**$ 18,915**	**$ 18,800**	**0.6 %**	**$ 29,198**	**$ 28,960**	**0.8 %**	**N/A**

Note: Property operating expenses (including real estate taxes) from QTD Detail Recap of FFO on page 9 differ from the amounts above due to reclassifications between FFO line items (e.g., start up expenses).

(1) The multifamily community was classified as held for sale as of June 30, 2017 and sold in July 2017.

© Monogram Residential Trust, Inc. 21

Operating Performance

Proportionate YTD Net Operating Income by Geographic Region and Market

(dollars in thousands) (unaudited)

	Units	Rental Revenue			Property Operating Expenses			Net Operating Income			% of Same Store NOI by Market
	YTD 2Q 2017	YTD 2Q 2017	YTD 2Q 2016	% Change	YTD 2Q 2017	YTD 2Q 2016	% Change	YTD 2Q 2017	YTD 2Q 2016	% Change	YTD 2Q 2017
Same Store											
Colorado											
Denver	808	$ 4,910	$ 5,124	(4.2)%	$ 1,433	$ 1,495	(4.1)%	$ 3,477	$ 3,629	(4.2)%	8.1 %
Colorado Total	**808**	**4,910**	**5,124**	**(4.2)%**	**1,433**	**1,495**	**(4.1)%**	**3,477**	**3,629**	**(4.2)%**	**8.1%**
South Florida	667	6,380	6,283	1.5 %	2,574	2,593	(0.7)%	3,806	3,690	3.1 %	8.8 %
South Florida Total	**667**	**6,380**	**6,283**	**1.5 %**	**2,574**	**2,593**	**(0.7)%**	**3,806**	**3,690**	**3.1 %**	**8.8%**
Mid-Atlantic											
Washington D.C.	1,104	10,121	9,983	1.4 %	3,208	3,258	(1.5)%	6,913	6,725	2.8 %	16.0 %
Philadelphia	308	1,678	1,702	(1.4)%	772	785	(1.7)%	906	917	(1.2)%	2.1 %
Mid-Atlantic Total	**1,412**	**11,799**	**11,685**	**1.0 %**	**3,980**	**4,043**	**(1.6)%**	**7,819**	**7,642**	**2.3 %**	**18.1%**
Nevada											
Las Vegas	168	604	594	1.7 %	238	248	(4.0)%	366	346	5.8 %	0.8 %
Nevada Total	**168**	**604**	**594**	**1.7 %**	**238**	**248**	**(4.0)%**	**366**	**346**	**5.8 %**	**0.8%**
New England											
Boston	958	8,513	8,402	1.3 %	2,921	2,799	4.4 %	5,592	5,603	(0.2)%	13.0 %
New England Total	**958**	**8,513**	**8,402**	**1.3 %**	**2,921**	**2,799**	**4.4 %**	**5,592**	**5,603**	**(0.2)%**	**13.0%**
Northern California											
San Francisco	821	11,822	11,733	0.8 %	3,653	3,534	3.4 %	8,169	8,199	(0.4)%	19.0 %
Northern California Total	**821**	**11,822**	**11,733**	**0.8 %**	**3,653**	**3,534**	**3.4 %**	**8,169**	**8,199**	**(0.4)%**	**19.0%**
Southern California											
Los Angeles	1,002	9,141	8,881	2.9 %	2,822	2,742	2.9 %	6,319	6,139	2.9 %	14.7 %
Southern California Total	**1,002**	**9,141**	**8,881**	**2.9 %**	**2,822**	**2,742**	**2.9 %**	**6,319**	**6,139**	**2.9 %**	**14.7%**
Texas											
Austin	220	1,893	2,048	(7.6)%	1,012	804	25.9 %	881	1,244	(29.2)%	2.0 %
Dallas	1,521	9,428	9,215	2.3 %	4,086	3,954	3.3 %	5,342	5,261	1.5 %	12.4 %
Houston	682	2,792	3,015	(7.4)%	1,466	1,573	(6.8)%	1,326	1,442	(8.0)%	3.1 %
Texas Total	**2,423**	**14,113**	**14,278**	**(1.2)%**	**6,564**	**6,331**	**3.7 %**	**7,549**	**7,947**	**(5.0)%**	**17.5%**
Total Same Store	**8,259**	**67,282**	**66,980**	**0.5 %**	**24,185**	**23,785**	**1.7 %**	**43,097**	**43,195**	**(0.2)%**	**100.0%**

(Table continued on next page)

© Monogram Residential Trust, Inc. 22

Operating Performance

Proportionate YTD Net Operating Income by Geographic Region and Market

(dollars in thousands) (unaudited)

	Units	Rental Revenue			Property Operating Expenses			Net Operating Income			% of Same Store NOI by Market
	YTD 2Q 2017	YTD 2Q 2017	YTD 2Q 2016	% Change	YTD 2Q 2017	YTD 2Q 2016	% Change	YTD 2Q 2017	YTD 2Q 2016	% Change	YTD 2Q 2017
Stabilized Non-Comparable											
South Florida	538	4,411	981	N/A	1,802	1,131	N/A	2,609	(150)	N/A	N/A
South Florida Total	**538**	**4,411**	**981**	**N/A**	**1,802**	**1,131**	**N/A**	**2,609**	**(150)**	**N/A**	**N/A**
Georgia											
Atlanta	329	2,200	1,789	N/A	851	819	N/A	1,349	970	N/A	N/A
Georgia Total	**329**	**2,200**	**1,789**	**N/A**	**851**	**819**	**N/A**	**1,349**	**970**	**N/A**	**N/A**
Mid-Atlantic											
Washington D.C	461	2,761	579	N/A	1,177	1,115	N/A	1,584	(536)	N/A	N/A
Mid-Atlantic Total	**461**	**2,761**	**579**	**N/A**	**1,177**	**1,115**	**N/A**	**1,584**	**(536)**	**N/A**	**N/A**
Nevada											
Las Vegas (1)	430	3,062	2,906	5.4 %	908	922	(1.5)%	2,154	1,984	8.6 %	N/A
Nevada Total	**430**	**3,062**	**2,906**	**5.4 %**	**908**	**922**	**(1.5)%**	**2,154**	**1,984**	**8.6 %**	**N/A**
New England											
Boston	392	2,707	568	N/A	979	797	N/A	1,728	(229)	N/A	N/A
New England Total	**392**	**2,707**	**568**	**N/A**	**979**	**797**	**N/A**	**1,728**	**(229)**	**N/A**	**N/A**
Northern California											
San Francisco	121	1,335	188	N/A	595	241	N/A	740	(53)	N/A	N/A
Northern California Total	**121**	**1,335**	**188**	**N/A**	**595**	**241**	**N/A**	**740**	**(53)**	**N/A**	**N/A**
Southern California											
San Diego	652	6,481	2,716	N/A	2,634	2,063	N/A	3,847	653	N/A	N/A
Southern California Total	**652**	**6,481**	**2,716**	**N/A**	**2,634**	**2,063**	**N/A**	**3,847**	**653**	**N/A**	**N/A**
Total Stabilized Non-Comparable	**2,923**	**22,957**	**9,727**	**136 %**	**8,946**	**7,088**	**26 %**	**14,011**	**2,639**	**431 %**	**N/A**
Lease up (includes operating and development communities)											
South Florida	146	36	—	N/A	148	2	N/A	(112)	(2)	N/A	N/A
Mid-Atlantic	265	310	—	N/A	374	—	N/A	(64)	—	N/A	N/A
Southern California	175	712	—	N/A	1,071	—	N/A	(359)	—	N/A	N/A
Texas	365	796	—	N/A	919	204	N/A	(123)	(204)	N/A	N/A
Total Lease up	**951**	**1,854**	**—**	N/A	**2,512**	**206**	N/A	**(658)**	**(206)**	**N/A**	**N/A**
Dispositions and other non-lease up developments	**—**	**6,118**	**16,828**	**N/A**	**2,643**	**6,101**	**N/A**	**3,475**	**10,727**	**N/A**	**N/A**
Total Portfolio	**12,133**	**$ 98,211**	**$ 93,535**	**5.0 %**	**$ 38,286**	**$ 37,180**	**3.0 %**	**$ 59,925**	**$ 56,355**	**6.3 %**	**N/A**

Note: Property operating expenses (including real estate taxes) from YTD Detail Recap of FFO on page 10 differ from the amounts above due to reclassifications between FFO line items (e.g., start up expenses).

(1) The multifamily community was classified as held for sale as of June 30, 2017 and sold in July 2017.

© Monogram Residential Trust, Inc. 23

Operating Metrics

Consolidated QTD and YTD Operating Metrics by Geographic Region and Market [1]

	Units	Operating Margin		Operating Margin		Period End Occupancy		Weighted Average Occupancy		Monthly Rental Revenue per Unit	
	QTD 2Q 2017	QTD 2Q 2017	QTD 2Q 2016	YTD 2Q 2017	YTD 2Q 2016	QTD 2Q 2017	QTD 2Q 2016	QTD 2Q 2017	QTD 2Q 2016	QTD 2Q 2017	QTD 2Q 2016
Same Store											
Colorado											
Denver	808	68.4 %	69.6 %	70.8 %	70.8 %	96.5 %	93.2 %	94.0 %	94.2 %	$ 1,864	$ 1,879
Colorado Total	**808**	**68.4%**	**69.6%**	**70.8%**	**70.8%**	**96.5%**	**93.2%**	**94.0%**	**94.2%**	**1,864**	**1,879**
South Florida	667	58.3 %	59.3 %	59.7 %	59.4 %	93.0 %	96.1 %	92.9 %	96.7 %	2,156	2,176
South Florida Total	**667**	**58.3%**	**59.3%**	**59.7%**	**59.4%**	**93.0%**	**96.1%**	**92.9%**	**96.7%**	**2,156**	**2,176**
Mid-Atlantic											
Washington D.C.	1,104	67.6 %	66.4 %	67.6 %	66.3 %	95.2 %	95.0 %	95.6 %	95.2 %	2,096	2,083
Philadelphia	308	53.4 %	54.2 %	54.0 %	53.9 %	94.8 %	95.5 %	94.0 %	95.5 %	1,636	1,619
Mid-Atlantic Total	**1,412**	**65.2%**	**64.3%**	**65.2%**	**64.1%**	**95.1%**	**95.1%**	**95.2%**	**95.3%**	**1,996**	**1,982**
Nevada											
Las Vegas	168	61.0 %	57.9 %	60.6 %	58.2 %	97.6 %	96.4 %	95.8 %	96.6 %	1,040	1,027
Nevada Total	**168**	**61.0%**	**57.9%**	**60.6%**	**58.2%**	**97.6%**	**96.4%**	**95.8%**	**96.6%**	**1,040**	**1,027**
New England											
Boston	958	68.3 %	68.8 %	66.1 %	67.4 %	96.9 %	97.2 %	97.1 %	97.6 %	1,795	1,768
New England Total	**958**	**68.3%**	**68.8%**	**66.1%**	**67.4%**	**96.9%**	**97.2%**	**97.1%**	**97.6%**	**1,795**	**1,768**
Northern California											
San Francisco	821	69.8 %	70.4 %	69.3 %	70.0 %	97.1 %	96.8 %	96.1 %	95.8 %	3,062	3,058
Northern California Total	**821**	**69.8%**	**70.4%**	**69.3%**	**70.0%**	**97.1%**	**96.8%**	**96.1%**	**95.8%**	**3,062**	**3,058**
Southern California											
Los Angeles	1,002	69.8 %	69.1 %	69.4 %	69.4 %	95.7 %	96.0 %	95.6 %	96.3 %	2,395	2,346
Southern California Total	**1,002**	**69.8%**	**69.1%**	**69.4%**	**69.4%**	**95.7%**	**96.0%**	**95.6%**	**96.3%**	**2,395**	**2,346**
Texas											
Austin	220	43.8 %	61.3 %	46.5 %	60.7 %	97.7 %	94.5 %	95.0 %	94.4 %	2,651	2,983
Dallas	1,521	55.7 %	55.9 %	55.4 %	55.8 %	95.7 %	94.3 %	95.5 %	94.0 %	1,536	1,521
Houston	682	48.0 %	47.2 %	47.5 %	47.8 %	95.0 %	93.3 %	95.5 %	92.0 %	1,230	1,291
Texas Total	**2,423**	**52.2%**	**54.8%**	**52.3%**	**54.7%**	**95.7%**	**94.1%**	**95.5%**	**93.5%**	**1,551**	**1,589**
Total Same Store	**8,259**	**63.7%**	**64.2%**	**63.6%**	**64.1%**	**95.8%**	**95.2%**	**95.4%**	**95.2%**	**$ 1,977**	**$ 1,979**

(Table continued on next page)

© Monogram Residential Trust, Inc. 24

Operating Metrics
Consolidated QTD and YTD Operating Metrics by Geographic Region and Market [1]

	Units	Operating Margin		Operating Margin		Period End Occupancy		Weighted Average Occupancy		Monthly Rental Revenue per Unit	
	QTD 2Q 2017	QTD 2Q 2017	QTD 2Q 2016	YTD 2Q 2017	YTD 2Q 2016	QTD 2Q 2017	QTD 2Q 2016	QTD 2Q 2017	QTD 2Q 2016	QTD 2Q 2017	QTD 2Q 2016
Stabilized Non-Comparable											
South Florida	538	62.0 %	N/A	60.7 %	N/A	95.0 %	51.1 %	96.1 %	32.8 %	2,157	N/A
South Florida Total	**538**	**62.0%**	**N/A**	**60.7%**	**N/A**	**95.0%**	**51.1%**	**96.1%**	**32.8%**	**2,157**	**N/A**
Georgia											
Atlanta	329	60.0 %	N/A	61.3 %	N/A	90.3 %	92.4 %	94.3 %	88.0 %	2,016	N/A
Georgia Total	**329**	**60.0%**	**N/A**	**61.3%**	**N/A**	**90.3%**	**92.4%**	**94.3%**	**88.0%**	**2,016**	**N/A**
Mid-Atlantic											
Washington D.C	461	60.6 %	N/A	57.4 %	N/A	92.2 %	39.5 %	84.5 %	28.5 %	2,485	N/A
Mid-Atlantic Total	**461**	**60.6%**	**N/A**	**57.4%**	**N/A**	**92.2%**	**39.5%**	**84.5%**	**28.5%**	**2,485**	**N/A**
Nevada											
Las Vegas [2]	430	71.0 %	N/A	70.3 %	N/A	97.2 %	95.8 %	97.9 %	95.5 %	1,152	N/A
Nevada Total	**430**	**71.0%**	**N/A**	**70.3%**	**N/A**	**97.2%**	**95.8%**	**97.9%**	**95.5%**	**1,152**	**N/A**
New England											
Boston	392	65.1 %	N/A	63.8 %	N/A	91.3 %	39.3 %	83.8 %	28.2 %	2,854	N/A
New England Total	**392**	**65.1%**	**N/A**	**63.8%**	**N/A**	**91.3%**	**39.3%**	**83.8%**	**28.2%**	**2,854**	**N/A**
Northern California											
San Francisco	121	58.4 %	N/A	55.4 %	N/A	94.2 %	44.6 %	96.4 %	30.3 %	3,416	N/A
Northern California Total	**121**	**58.4%**	**N/A**	**55.4%**	**N/A**	**94.2%**	**44.6%**	**96.4%**	**30.3%**	**3,416**	**N/A**
Southern California											
San Diego	652	59.0 %	N/A	59.4 %	N/A	95.6 %	80.7 %	95.7 %	62.9 %	2,064	N/A
Southern California Total	**652**	**59.0%**	**N/A**	**59.4%**	**N/A**	**95.6%**	**80.7%**	**95.7%**	**62.9%**	**2,064**	**N/A**
Total Stabilized Non-Comparable	**2,923**	**61.9%**	**N/A**	**60.9%**	**N/A**	**93.9%**	**65.2%**	**92.6%**	**53.6%**	**2,170**	**N/A**
Total Stabilized	**11,182**	**63.2%**	**N/A**	**62.9%**	**N/A**	**95.3%**	**87.4%**	**94.6%**	**84.3%**	**2,027**	**N/A**
Lease up (includes operating and development communities)											
South Florida	146	N/A	N/A	N/A	N/A	20.6 %	N/A	6.4 %	N/A	N/A	N/A
Mid-Atlantic	265	N/A	N/A	N/A	N/A	34.7 %	N/A	17.5 %	N/A	N/A	N/A
Southern California	175	N/A	N/A	N/A	N/A	54.3 %	N/A	40.6 %	N/A	N/A	N/A
Texas	365	N/A	N/A	N/A	N/A	69.6 %	N/A	55.2 %	N/A	N/A	N/A
Total Lease up	**951**	**N/A**	**N/A**	**N/A**	**N/A**	**49.5%**	**N/A**	**34.5%**	**N/A**	**N/A**	**N/A**

(1) Operating margin and monthly rental revenue per unit are only provided for communities that are stabilized as of the end of the applicable period. Such metrics are not meaningful prior to stabilization.
(2) The multifamily community was classified as held for sale as of June 30, 2017 and sold in July 2017.

© Monogram Residential Trust, Inc. 25

Operating Metrics
Consolidated QTD and YTD Same Store Operating Expenses

(dollars in thousands) (unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,			
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Same Store Properties - Consolidated								
Detailed Comparison by Major Operating Expense Categories								
Onsite management	$ 4,521	$ 4,657	$ (136)	(2.9)%	$ 9,094	$ 9,322	$ (228)	(2.4)%
Marketing	686	690	(4)	(0.6)%	1,325	1,268	57	4.5 %
Repairs and maintenance, including expensed turnover costs	3,147	3,155	(8)	(0.3)%	6,014	6,011	3	— %
Utilities	1,833	1,727	106	6.1 %	3,672	3,539	133	3.8 %
Insurance	428	460	(32)	(7.0)%	884	935	(51)	(5.5)%
Real estate taxes	7,565	7,184	381	5.3 %	15,235	14,625	610	4.2 %
Other	153	124	29	23.4 %	298	270	28	10.4 %
Total Operating Expenses	**$ 18,333**	**$ 17,997**	**$ 336**	**1.9 %**	**$ 36,522**	**$ 35,970**	**$ 552**	**1.5 %**

	Three Months Ended June 30,		Six Months Ended June 30,	
	2017	2016	2017	2016
Same Store Properties - Consolidated				
Percentage of Total Operating Expenses				
Onsite management	24.7%	25.9%	24.9%	25.9%
Marketing	3.7%	3.8%	3.6%	3.5%
Repairs and maintenance, including expensed turnover costs	17.2%	17.5%	16.5%	16.7%
Utilities	10.0%	9.6%	10.1%	9.8%
Insurance	2.3%	2.6%	2.4%	2.6%
Real estate taxes	41.3%	39.9%	41.7%	40.7%
Other	0.8%	0.7%	0.8%	0.8%
Total Operating Expenses	**100%**	**100%**	**100%**	**100%**

© Monogram Residential Trust, Inc. 26

Operating Metrics Consolidated Capital Expenditures-Same Store (dollars in thousands, except per unit amounts) (unaudited) Recurring Non-Recurring Revenue Producing $ 600 2,143 355 $ 507 1,228 428 18.3% 74.5% (17.1)% $ 1,093 3,438 701 $ 845 1,881 988 29.3% 82.8% (29.0)% Recurring Non-Recurring Revenue Producing $ 73 259 43 $ 61 149 52 19.7% 73.8% (17.3)% $ 132 416 85 $ 102 228 120 29.4% 82.5% (29.2)% Recurring Non-Recurring Revenue Producing 1.2% 4.2% 0.7% 1.0% 2.4% 0.9% 1.1% 3.4% 0.7% 0.8% 1.9% 1.0% © Monogram Residential Trust, Inc. 27 Total capital expenditures as a percentage of rental revenue - Same Store6.1%4.3%5.2%3.7% Capital Expenditures as a Percentage of Rental Revenue - Same Store Total capital expenditures per unit - Same Store$375$26243.1% $633$45040.7 % Capital Expenditures per Unit - Same Store Total capital expenditures - Same Store$3,098$2,16343.2% $5,232$3,71440.9 % Capital Expenditures - Same Store Six Months Ended June 30, 20172016% Change Three Months Ended June 30, 20172016% Change

Operating Metrics

Consolidated QTD General and Administrative and Corporate Property Management Expenses

(dollars in thousands) (unaudited)

	For the Three Months Ended June 30, 2017			
	General and Administrative Expenses	Corporate Property Management Expenses	Total Expenses	Annualized Expenses
Total General and administrative and corporate property management expenses [1]	$ 3,589	$ 1,881	$ 5,470	$ 21,880
Less: Asset management and property management fee income [2]	(370)	(887)	(1,257)	(5,028)
Net Expenses	**$ 3,219**	**$ 994**	**$ 4,213**	**$ 16,852**
Assets under management:				
Net Expenses as percentage of Total Consolidated Revenue	**4.5%**	**1.4%**	**5.9%**	**5.9%**
Net Expenses as percentage of Total Consolidated Gross Assets [3]	**0.08%**	**0.03%**	**0.11%**	**0.45%**

Note: A common financial metric to present general and administrative expense efficiency is to calculate general and administrative expenses as a percent of assets under management for revenues and gross asset costs (costs prior to accumulated depreciation and amortization). We believe calculating these ratios is useful to our investors and analysts as it reflects performance related to the general and administrative expenses on a consolidated basis, which includes enterprise-wide results and our economic share of fee income. Our presentation also reflects expenses net of stock compensation expense and annualized amounts, which we believe provides for a more consistent comparison to other real estate companies. We also include annualized calculations from the latest quarter; however, the last quarter may not be reflective in all cases of full year results.

(1) General and administrative expenses exclude stock compensation expense of $1.1 million and merger-related expenses of $2.8 million (reported as its own line item on the consolidated statement of operations). Corporate property management expenses exclude stock compensation expense of $0.1 million.
(2) Asset management and property management fee income represent fee income earned by the Company from the noncontrolling interests' share of operations. As all of our joint ventures are consolidated, this fee income is eliminated upon consolidation.
(3) Total consolidated gross assets, which adds back accumulated depreciation and amortization, is included as a benchmark metric as it is representative of the Company's assets under management, and is calculated as follows:

Total assets per page 4	$	3,270,714
Accumulated depreciation per page 4		460,038
Accumulated depreciation of corporate assets		1,476
Accumulated amortization of intangibles		32,493
Total gross assets under management	$	3,764,721

© Monogram Residential Trust, Inc. 28

Capital Deployment
Summary of Developments

(dollars in thousands, except costs per unit) (unaudited) As of June 30, 2017

Community	Effective Ownership %	Actual/ Estimated Units	Actual/ Estimated Construction Start Date	Actual/ Estimated Date First Units	Actual/ Estimated Completion Date [1]	Actual/ Estimated Stabilization Date [1]	Estimated Economic Costs per Unit	Occupancy	Percent Complete	Proportionate Share by Property [3]: Estimated Total Economic Costs [4]	Proportionate Share by Property [3]: Economic Costs Incurred as of June 30, 2017
Operating Communities Stabilized During Current Quarter or in Lease up [2]											
Zinc - Cambridge, MA	55%	392	2Q 2013	3Q 2015	4Q 2015	2Q 2017	$465,403	91%	99%	$ 101,162	$ 100,157
Nouvelle - Tysons Corner, VA	55%	461	4Q 2013	3Q 2015	4Q 2015	2Q 2017	370,908	92%	99%	94,813	93,789
The Alexan - Dallas, TX	50%	365	3Q 2013	2Q 2016	2Q 2017	4Q 2017	266,522	70%	97%	48,553	46,996
Caspian Delray Beach - Delray Beach, FL	55%	146	4Q 2014	2Q 2017	2Q 2017	4Q 2017	282,751	21%	98%	22,890	22,384
Total Stabilized During Current Quarter or in Lease up		**1,364**					**360,695**	**78%**	**98%**	**267,418**	**263,326**
Construction											
Lucé - Huntington Beach, CA	65%	510	4Q 2015	1Q 2018	3Q 2018	2Q 2019	345,161	N/A	57%	115,037	65,630
Total Construction		**510**					**345,161**	**N/A**	**57%**	**115,037**	**65,630**
Total Developments		**1,874**					**$356,468**		**86%**	**$ 382,455**	**$ 328,956**

(1) The estimated completion and stabilization dates are primarily based on contractual arrangements adjusted for certain events (e.g., weather delays, labor availability and change orders).
(2) These communities are included in the GAAP presentation in land, buildings and improvements but are still in lease up and still have some remaining development costs.
(3) These amounts are our Proportionate Share by property. See Proportionate Share in Definitions and other Explanatory Information for discussion of our methodology for calculating and presenting our Proportionate Share. This information is used by management and may be helpful to investors and lenders in determining our share of development costs projected and incurred. The corresponding consolidated amounts are included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, Item 2. and should be reviewed in conjunction with that information. Accordingly, users are cautioned that such information excludes the full consolidated GAAP amounts.
(4) Estimated development cash costs to complete:

Proportionate Share:	As of June 30, 2017
Estimated total Economic Costs	$ 382,455
Less: Costs incurred	(328,956)
Plus: Net accrued and unpaid estimated Economic Costs (including stabilized development communities not included in the schedule above, retainage, construction payables and construction escrows)	8,416
Total Estimated Development Cash Costs to Complete	$ 61,915
Total estimated development cash costs to complete by funding source:	
Construction loan draws under binding loan commitments	$ 55,625
Other, including cash and credit facilities [a]	6,290
Total Estimated Development Cash Costs to Complete	$ 61,915

(a) The sources identified may be supplemented with other capital sources.

© Monogram Residential Trust, Inc. 29

Capital Deployment

Acquisition and Disposition Summary - Two Years

(dollars in thousands, except per unit data) (unaudited)

Communities Acquired	Effective Ownership % Acquired	Location	Number of Units		Purchase Price per Unit		Purchase Price 100%		Assumed Debt 100%
2017									
Desmond at Wilshire [1]	100%	Los Angeles, CA	175	$	600,000	$	105,000	$	—
Latitude [1]	100%	Arlington, VA	265		537,736		142,500		—
Total			**440**	**$**	**562,500**	**$**	**247,500**	**$**	**—**

Communities Sold	Effective Ownership % Sold	Location	Number of Units		Gross Sales Price per Unit		Gross Sales Price 100%		Gross Book Value at Time of Sale 100%
2017									
The District Universal Boulevard	100%	Orlando, FL	425	$	184,706	$	78,500	$	63,779
Grand Reserve	100%	Dallas, TX	149		281,879		42,000		31,679
Skye 2905	100%	Denver, CO	400		315,000		126,000		101,987
Allusion West University	55.5%	Houston, TX	231		212,121		49,000		40,969
Muse Museum District	55.5%	Houston, TX	270		222,222		60,000		48,422
2016									
Renaissance [2]	55.5%	Concord, CA	134		487,709		65,353		52,809
The Reserve at La Vista Walk	100%	Atlanta, GA	283		202,120		57,200		40,190
Total			**1,892**	**$**	**252,671**	**$**	**478,053**	**$**	**379,835**

(1) Acquisitions of multifamily communities in lease up. As of June 30, 2017, Desmond at Wilshire was 54% occupied, and Latitude was 35% occupied.

(2) The sale in August 2016 included the operating property as well as land held for future development. As of June 30, 2017, $2.0 million of net profit was deferred.

© Monogram Residential Trust, Inc. 30

Capitalization
Debt Summary

(dollars in thousands) (unaudited)

	As of June 30, 2017					
	Total Consolidated Contractual Balance (1)(2)(4)	Weighted Average Time to Maturity (3)	Consolidated Weighted Average Contractual Interest Rate	Proportionate Share of Contractual Balance (1)(8)	Percent of Total Proportionate Share Debt	Company Portion of Recourse Debt (5)
Company Level Debt						
Fixed Rate - Mortgages Payable	$ 180,206	2.1 years	3.71%	$ 180,206	17.7%	$ —
$200 Million Credit Facility	121,000	1.5 years	3.70%	121,000	11.9%	—
Total Company Level Debt	**301,206**	**1.9 years**	**3.71%**	**301,206**	**29.6%**	
Co-Investment Venture Level Debt						
Fixed Rate - Mortgages Payable	712,600	4.0 years	3.33%	418,164	41.0%	—
Variable Rate - Mortgage Payable	35,700	0.4 years	2.86%	19,635	1.9%	—
Fixed Rate - Construction Notes Payable - Operating	52,516	1.1 years	4.00%	26,211	2.6%	—
Variable Rate - Construction Notes Payable - Operating	190,505	1.2 years	3.30%	105,635	10.3%	39,119
Unsecured Credit Facility:						
Revolver	170,200	3.7 years	3.38%	94,376	9.2%	
Term loan	100,000	4.8 years	3.30%	55,450	5.4%	
Total Co-Investment Venture Level Debt	**1,261,521**	**3.4 years**	**3.34%**	**719,471**	**70.4%**	**39,119**
Total Company Level and Co-Investment Venture Level Debt	**1,562,727**	**3.1 years**	**3.41%**	**1,020,677**	**100.0%**	**$ 39,119**
Less: unamortized adjustments from business combinations (6)	(113)			(62)		
Less: Deferred Financing Costs, net (7)	(10,676)			(7,242)		
Total Debt per Consolidated Balance Sheet (9c)	**$ 1,551,938**					

(1) The amounts listed are the contractual amounts on each loan at the consolidated or Proportionate Share amount, including debt associated with real estate held for sale. Total net deferred financing costs and unamortized GAAP adjustments from business combinations are provided in total to reconcile to total debt per the consolidated/proportionate reported amounts.

(2) As of June 30, 2017, 13 communities with a gross GAAP carrying value of $931.1 million were unsecured.

(3) Information provided is before any extension options, weighted using the consolidated contractual balances.

(4) As more fully explained on page 38, our $200 million Credit Facility contains material financial covenants. This schedule, in conjunction with page 38, provides information related to those financial covenants that management uses in managing our business and we believe could be helpful for investors, lenders and analysts in evaluating our covenants. As noted on page 38, substantially all of that information is presented on our Proportionate Share. Such amounts are not calculated using amounts in accordance with GAAP. Accordingly the results and the presentations should only be used in connections with a supplemental review of our covenants and debt and not as a substitute for GAAP reported amounts. See definition of Proportionate Share for additional information on our methodology for deriving these amounts. As further explained in (1) above, the presentation shows contractual balances where unamortized GAAP adjustments from business combinations and deferred finance costs are presented in total to reconcile to total debt as used in our covenants.

Reconciliation of total debt per Consolidated Balance Sheet to Proportionate Share of Company Level and Co-Investment Venture Level Contractual Debt:

Total Debt per Consolidated Balance Sheet (9c)	$ 1,551,938
Plus: unamortized adjustments from business combinations	113
Plus: Deferred financing costs, net	10,676
Less: Noncontrolling Interests Adjustments	(542,050)
Proportionate Share of Company Level and Co-Investment Venture Level Contractual Debt	$ 1,020,677

Footnotes continued on following page

© Monogram Residential Trust, Inc. 31

Capitalization
Debt Summary

(dollars in thousands) (unaudited)

Footnotes continued from previous page

(5) Reflects the amount of the contractual debt balance that is recourse to the Company. In the case of Co-Investment Venture Level Debt, this represents portions of construction debt that the Company has recourse, usually a portion of each construction loan until certain operating benchmarks are achieved (usually a minimum fixed charge coverage).

(6) Unamortized adjustments from business combinations are added to debt to reconcile to the GAAP amounts on the consolidated balance sheet and the covenant amounts.

(7) Deferred financing costs, net are deducted from debt to reconcile to the GAAP amounts on the consolidated balance sheet and the covenant amounts.

(8) Recap of fixed and floating rate components, including interest rate caps:

	Proportionate Share (4)		
	Contractual Balance	Weighted Average Contractual Interest Rate (3)	Percent of Total Debt
Fixed Rate - Contractual	$ 624,581	3.46%	
Interest Rate Caps - Notional Amounts (a)	155,000		
Fixed Rate and Interest Rate Caps	779,581		76%
Floating Rate:			
Construction Notes Payable	105,635	3.30%	
Credit Facilities Payable	270,826	3.51%	
Mortgage Payable	19,635	2.86%	
Interest Rate Caps - Notional (a)	(155,000)		
Floating Rate, Net of Interest Rate Caps	241,096		24%
Total Debt - Contractual	$ 1,020,677	3.44%	100%

(a) As a hedge against interest rate increases, the Company has $155.0 million notional amount of interest rate caps as of June 30, 2017. The interest rate caps are effective at 30-day LIBOR above weighted average of 2.09%.

(9) Aggregate debt maturities by year:

	Proportionate Share (4)				
		Contractual Repayments			
	Weighted Average Rate on Principal Maturities	Regular Principal Amortization	Principal Maturities (b)	Total Contractual Repayments	Principal Maturities Adjusted for Extended Maturities (a)
2017	3.98%	$ 3,442	49,094	$ 52,536	$ 35,784
2018	3.64%	6,117	186,577	192,694	60,682
2019 (c)	3.38%	3,886	282,626	286,512	234,512
2020	3.09%	2,049	94,295	96,344	269,520
2021	3.37%	843	206,055	206,898	123,774
Thereafter	3.46%	516	185,177	185,693	279,552
Total Debt Maturities	3.44%	$ 16,853	$ 1,003,824	$ 1,020,677	$ 1,003,824

(a) Amounts reflect maturities and regular principal payments as if all extension options are exercised (extensions at our option). Accordingly, we may also refinance or retire debt at or prior to the scheduled maturity date.

(b) Presentation is as of June 30, 2017. Debt that was refinanced is included in the column "Principal Maturities Adjusted for Extended Maturities."

(c) Includes a $33.5 million mortgage payable included in the line item "obligations associated with real estate held for sale" on the consolidated balance sheet as of June 30, 2017 and repaid in July 2017 upon sale of the multifamily community.

© Monogram Residential Trust, Inc. 32

Capitalization

Debt Recap by Multifamily Community

(dollars in thousands) (unaudited)

	As of June 30, 2017				
	Total Consolidated Contractual Balance (1)	Maturity Date	Contractual Interest Rate (2)	Proportionate Share of Contractual Balance (1)(3)	Company Portion of Recourse Debt (4)
Company Level Debt					
Fixed Rate - Mortgages Payable					
Acappella	$ 29,233	August-2018	3.86%	$ 29,233	
The Cameron	61,499	July-2019	3.09%	61,499	
Stone Gate	32,887	July-2018	4.24%	32,887	
Vara	56,587	January-2021	4.00%	56,587	
Total Fixed Rate - Mortgages Payable	**180,206**		**3.71%**	**180,206**	
$200 Million Credit Facility (5)	121,000	January-2019	Monthly LIBOR + 2.50%	121,000	
Total Credit Facilities	**121,000**		**3.70%**	**121,000**	
Total Company Level Debt	**301,206**		**3.71%**	**301,206**	
Co-Investment Venture Level Debt					
Fixed Rate - Mortgages Payable					
55 Hundred	40,122	January-2022	3.17%	22,248	
Acacia on Santa Rosa Creek	29,000	March-2020	3.17%	15,950	
Argenta	52,000	August-2021	2.78%	28,600	
Arpeggio Victory Park	28,716	June-2023	4.31%	15,923	
Belmar	28,500	August-2020	2.82%	15,675	
Briar Forest Lofts	19,638	September-2017	4.46%	10,801	
Calypso	29,500	August-2020	2.82%	16,225	
Cherry Creek	39,500	August-2020	2.82%	21,725	
Eclipse	19,493	September-2017	4.46%	10,721	
Fitzhugh Urban Flats	26,107	December-2017	4.35%	14,359	
Forty 55 Lofts	25,500	October-2020	3.90%	14,025	
The Gallery at NoHo Commons	55,000	August-2021	2.78%	30,250	
The Lofts at Park Crest - multifamily	30,550	January-2019	3.42%	16,802	
Nouvelle	88,426	July-2024	3.45%	49,032	
San Sebastian	20,584	June-2020	3.31%	11,414	
Satori	51,000	January-2019	3.54%	28,280	
The Venue	10,228	January-2019	3.66%	5,625	
Verge	66,300	July-2027	3.51%	46,609	
Veritas (6)	33,468	November-2019	2.77%	33,468	
West Village	18,968	October-2019	2.48%	10,432	
Total Fixed Rate - Mortgages Payable	**712,600**		**3.33%**	**418,164**	
Variable Rate - Mortgages Payable					
The Lofts at Park Crest - retail	11,500	April 2018	Monthly LIBOR + 1.95%	6,325	
Burrough's Mill (7)	24,200	September-2017	Monthly LIBOR + 1.75%	13,310	
Total Variable Rate - Mortgages Payable	**35,700**		**2.86%**	**19,635**	
Fixed Rate - Construction Notes Payable (7)					
The Alexan	52,516	August-2018	4.00%	26,211	
Total Fixed Rate - Construction Notes Payable	**52,516**		**4.00%**	**26,211**	

(Table continued on next page)

© Monogram Residential Trust, Inc. 33

Capitalization
Debt Recap by Multifamily Community

(dollars in thousands) (unaudited)

			As of June 30, 2017		
	Total Consolidated Contractual Balance [1]	Maturity Date	Contractual Interest Rate [2]	Proportionate Share of Contractual Balance [1][3]	Company Portion of Recourse Debt [4]
Variable Rate - Construction Notes Payable [7]					
Caspian Delray Beach	21,812	April-2019	Monthly LIBOR + 2.15%	12,095	5,453
Cyan on Peachtree	39,114	February-2018	Monthly LIBOR + 1.80%	21,689	5,867
Everly	22,982	June-2018	Monthly LIBOR + 1.85%	12,743	1,149
Zinc	106,597	October-2018	Monthly LIBOR + 2.25%	59,108	26,650
Total - Operating	190,505		3.30%	105,635	39,119
Lucé	—	June-2020	Monthly LIBOR + 2.65%	—	—
Total - In Construction	—		—%	—	—
Total Variable Rate - Construction Notes Payable	**190,505**		**3.30%**	**105,635**	**39,119**
Unsecured Credit Facility:					
Revolver	170,200	March-2021	Monthly LIBOR + 2.25%	94,376	
Term loan	100,000	March-2022	Monthly LIBOR + 2.25%	55,450	
Total Unsecured Credit Facility	**270,200**		**3.35%**	**149,826**	
Total Co-Investment Venture Level Debt	**1,261,521**		**3.34%**	**719,471**	**39,119**
Total Company Level and Co-Investment Venture Level Debt	**1,562,727**		**3.41%**	**1,020,677**	**$ 39,119**
Less: unamortized adjustments from business combinations [8]	(113)			(62)	
Less: deferred financing costs, net [9]	(10,676)			(7,242)	
Total Debt per Consolidated Balance Sheet	**$ 1,551,938**				

(1) The amounts listed by multifamily community are the contractual amounts on each loan at the consolidated or Proportionate Share amount. Total net deferred financing costs and unamortized GAAP adjustments from business combinations are provided in total to reconcile to total debt per the consolidated/proportionate reported amounts.
(2) Total and sub-totals represent the weighted-average interest rates as of June 30, 2017, weighted using the consolidated contractual balances. Monthly LIBOR as of June 30, 2017 is 1.22%.
(3) As more fully explained on page 38, our $200 million Credit Facility contains material financial covenants. This schedule, in conjunction with page 38, provides information related to those financial covenants that management uses in managing our business and we believe could be helpful for investors and analysts in evaluating our covenants. As noted on page 38, substantially all of that information is presented on our Proportionate Share. Such amounts are not calculated using amounts in accordance with GAAP. Accordingly the results and the presentations should only be used in connections with a supplemental review of our covenants and debt and not as a substitute for GAAP reported amounts. See definition of Proportionate Share for additional information on our methodology for deriving these amounts. As further explained in (1) above, the presentation shows contractual balances with unamortized GAAP adjustments from business combinations and deferred finance costs are presented in total to reconcile to total debt per our covenants. See reconciliation of total debt per consolidated balance sheet to total Proportionate Share of Company Level and Co-Investment Venture Level debt on page 31.
(4) Reflects the amount of the contractual debt balance that is recourse to the Company. In the case of Co-Investment Venture Level Debt, this represents portions of construction debt that the Company has recourse, usually a portion of each construction loan until certain operating benchmarks are achieved (usually a minimum fixed charge coverage).
(5) See page 39, footnotes (2) and (3) for additional information regarding activity subsequent to June 30, 2017.
(6) The mortgage payable was included in the line item "obligations associated with real estate held for sale" on the consolidated balance sheet as of June 30, 2017 and was repaid in July 2017 upon sale of the multifamily community.
(7) The maturity dates provided for these loans in the table do not include any extension options. These loans include one to two year extension options generally available at the stated maturity date.
(8) Unamortized adjustments from business combinations are added to debt to reconcile to the GAAP amounts on the consolidated balance sheet and the covenant amounts.
(9) Deferred financing costs, net are deducted from debt to reconcile to the GAAP amounts on the consolidated balance sheet and the covenant amounts.

© Monogram Residential Trust, Inc. 34

Capitalization
Proportionate EBITDA

(in thousands) (unaudited)

	Three Months Ended June 30,			
	2017		2016	
	Amounts as Defined	Noncontrolling Interests Adjustments [1]	Amounts as Defined	Noncontrolling Interests Adjustments [1]
Reconciliation of loss from continuing operations to EBITDA and Adjusted EBITDA:				
Net income (loss) available to the Company	$ 6,831		$ (9,217)	
Less: Gains on sales of real estate	(28,559)	$ 12,712	—	$ —
Depreciation and amortization [1]	33,232	(10,610)	32,796	(10,128)
Interest expense [2]	11,696	(4,031)	10,485	(3,391)
Less: noncontrolling interests share of adjustments	(1,929) ←	(1,929)	(13,519) ←	(13,519)
Proportionate EBITDA	**21,271**		**20,545**	
Adjustments to arrive at Adjusted EBITDA:				
Workforce reduction	—	$ —	2,044	$ —
Merger-related expenses	2,801	—	—	—
Loss on early extinguishment of debt	940	(257)	—	—
Other (includes pursuit expenses, fair value adjustments and subsidiary preferred units dividends)	332	(32)	230	(32)
Less: noncontrolling interests share of adjustments	(289) ←	(289)	(32) ←	(32)
Adjusted Proportionate EBITDA	**$ 25,055**		**$ 22,787**	

	Six Months Ended June 30,			
	2017		2016	
	Amounts as Defined	Noncontrolling Interests Adjustments [1]	Amounts as Defined	Noncontrolling Interests Adjustments [1]
Net income (loss) available to the Company	$ 82,816		$ (17,522)	
Less: Gains on sales of real estate	(115,282)	$ 12,712	—	$ —
Depreciation and amortization [1]	66,884	(21,228)	64,631	(19,824)
Interest expense [2]	22,924	(7,761)	20,259	(6,480)
Less: noncontrolling interests share of adjustments	(16,277) ←	(16,277)	(26,304) ←	(26,304)
Proportionate EBITDA	**41,065**		**41,064**	
Adjustments to arrive at Adjusted EBITDA:				
Workforce reduction	—	$ —	2,044	$ —
Merger-related expenses	2,801	—	—	—
Loss on early extinguishment of debt	4,841	(546)	—	—
Other (includes pursuit expenses, fair value adjustments and subsidiary preferred units dividends)	520	(63)	440	(64)
Less: noncontrolling interests share of adjustments	(609) ←	(609)	(64) ←	(64)
Adjusted Proportionate EBITDA	**$ 48,618**		**$ 43,484**	

Note: EBITDA is a non-GAAP measurement. See following page for footnotes and see Definitions and Other Explanatory Information for definitions.

© Monogram Residential Trust, Inc. 35

Capitalization
Proportionate EBITDA

(in thousands) (unaudited)

	Three Months Ended June 30,			
	2017		2016	
	Amounts as Defined	Noncontrolling Interests Adjustments [(a)]	Amounts as Defined	Noncontrolling Interests Adjustments [(a)]
(1) **Reconciliation of depreciation and amortization expense:**				
Depreciation and amortization expense for GAAP	$ 31,662	$ (10,124)	$ 30,998	$ (9,687)
Plus: Purchase accounting intangible expense	243	(109)	244	(110)
Amortization of deferred financing costs	1,327	(377)	1,554	(331)
	33,232		32,796	
Less: Noncontrolling Interests Adjustments	(10,610) ←	(10,610)	(10,128) ←	(10,128)
EBITDA depreciation and amortization	$ 22,622		$ 22,668	
(2) **Reconciliation of interest expense:**				
Contractual interest expense	$ 12,904	$ (4,485)	$ 12,755	$ (4,146)
Less: Capitalized interest	(1,095)	403	(1,857)	642
Mortgage premium amortization	(113)	51	(413)	113
Plus: Credit facility and other finance fees	154	(32)	578	—
Interest expense for GAAP	11,850		11,063	
Less: Credit facility and other finance fees	(154)	32	(578)	—
	11,696		10,485	
Less: Noncontrolling Interests Adjustments	(4,031) ←	(4,031)	(3,391) ←	(3,391)
EBITDA interest	$ 7,665		$ 7,094	

	Six Months Ended June 30,			
	2017		2016	
	Amounts as Defined	Noncontrolling Interests Adjustments [(a)]	Amounts as Defined	Noncontrolling Interests Adjustments [(a)]
(1) **Reconciliation of depreciation and amortization expense:**				
Depreciation and amortization expense for GAAP	$ 63,521	$ (20,240)	$ 61,054	$ (18,945)
Plus: Purchase accounting intangible expense	487	(219)	487	(219)
Amortization of deferred financing costs	2,876	(769)	3,090	(660)
	66,884		64,631	
Less: Noncontrolling Interests Adjustments	(21,228) ←	(21,228)	(19,824) ←	(19,824)
EBITDA depreciation and amortization	$ 45,656		$ 44,807	
(2) **Reconciliation of interest expense:**				
Contractual interest expense	$ 25,359	$ (8,636)	$ 25,360	$ (8,227)
Less: Capitalized interest	(2,075)	773	(4,274)	1,520
Mortgage premium amortization	(360)	102	(827)	227
Plus: Credit facility and other finance fees	630	(32)	1,170	—
Interest expense for GAAP	23,554		21,429	
Less: Credit facility and other finance fees	(630)	32	(1,170)	—
	22,924		20,259	
Less: Noncontrolling Interests Adjustments	(7,761) ←	(7,761)	(6,480) ←	(6,480)
EBITDA interest	$ 15,163		$ 13,779	

(a) See Noncontrolling Interests Adjustments in Definitions and other Explanatory Information for discussion of our Proportionate Share.

© Monogram Residential Trust, Inc. 36

Capitalization
Other Proportionate Debt Metrics

(dollars in thousands) (unaudited)

Leverage Ratios

	Three Months Ended June 30, 2017	2016
Fixed Charge coverage ratio	2.96x	2.63x
Debt to annualized adjusted EBITDA [1]	10.18x	11.33x
Net Debt to annualized adjusted EBITDA [1]	9.78x	10.81x
Adjusted Ratios - Excluding Development and Lease up Activity, Proportionate Share		
Fixed Charge coverage ratio	3.12x	2.70x
Debt to annualized adjusted EBITDA [1]	8.70x	7.72x
Net Debt to annualized adjusted EBITDA [1]	8.30x	7.20x

Supporting Calculations for Debt Metrics:

	Three Months Ended June 30, 2017	2016
Proportionate Fixed Charges:		
Contractual interest expense (page 36)	$ 8,419	$ 8,609
Non-redeemable noncontrolling interests expense (subsidiary preferred units dividends)	52	55
Fixed Charges	8,471	8,664
Less: Development related fixed charges [2]	(353)	(263)
Fixed Charges, excluding development activity	$ 8,118	$ 8,401
Proportionate Net Debt:	June 30, 2017	June 30, 2016
Contractual debt (page 31)	$ 1,020,677	$ 1,032,513
Less: Cash and cash equivalents	(40,676)	(47,635)
Net debt	980,001	984,878
Less: Development and lease up related debt	(139,706)	(330,749)
Net debt, excluding development activity	$ 840,295	$ 654,129
Annualized Adjusted Proportionate EBITDA:	Three Months Ended June 30, 2017	2016
Adjusted Proportionate EBITDA (page 35)	$ 25,055	$ 22,787
Plus (less): NOI and development related costs expensed, net of NOI for developments not fully stabilized	252	(66)
Adjusted Proportionate EBITDA, excluding development activity	$ 25,307	$ 22,721
Annualized Adjusted Proportionate EBITDA	$ 100,220	$ 91,148
Annualized Adjusted Proportionate EBITDA, excluding development activity	$ 101,228	$ 90,884

© Monogram Residential Trust, Inc. 37

Capitalization
Other Proportionate Debt Metrics

(dollars in thousands) (unaudited)

(1) Adjusted Proportionate EBITDA is annualized for last quarter for the respective reporting periods.

(2) Represents interest expense related to developments and acquisitions in lease up during periods of operating deficits.

(3) Our $200 million Credit Facility covenants, which constitute a material agreement and are included in our filed exhibits, are prepared on a Proportionate Share basis. We are in compliance with all of our debt covenants, including our $200 million Credit Facility. To assist in evaluating our covenant position, we have provided certain Proportionate Share information. We believe this information is useful to management, lenders and investors to evaluate our covenant compliance. However, this information differs from our reported consolidated GAAP amounts and users are cautioned to use such information in the limited content of covenant compliance. See page 31 for additional information concerning certain details of our debt.

	Assets (Liabilities) As of June 30, 2017
Cash	$ 40,676
Gross operating real estate	2,257,809
Construction in progress	71,326
Notes receivable	26,890
Other tangible assets	23,737
Mortgages and notes payable (contractual balances)	(749,851)
Credit facility payable (contractual balance)	(270,826)
Construction costs payable	(10,547)
Accounts payable and other liabilities	(21,736)
Distributions payable	(12,527)
Tenant security deposits	(4,356)
Redeemable noncontrolling interests	(13,878)
Subsidiary preferred stock	(1,259)

	Selected Operating Data For the Three Months Ended June 30, 2017
Contractual interest expense	$ 8,419
Capitalized interest	692
Principal payments	1,781

© Monogram Residential Trust, Inc. 38

Capitalization
Sources of Funds Available

(dollars in thousands) (unaudited)

As of June 30, 2017

	Maximum Commitment	Available Capacity [1]	Balance Outstanding	Unfunded Commitments	Remaining Commitments
$200 Million Credit Facility - 100% our share [2]	$ 200,000	$ 200,000	$ 121,000	$ 79,000	$ —
Unsecured Credit Facility - Proportionate Share [3]	166,350	162,022	149,826	12,196	—
Construction notes payable - Proportionate Share [4]	187,251	187,251	131,846	55,405	—
PGGM commitments [5]	300,000	300,000	263,696	2,791	33,513
Developer partner commitment	4,378	4,378	4,125	253	—

Note: This schedule presents certain sources of capital available to the Company, exclusive of the sources available to our joint venture partners. Accordingly, all information, unless otherwise noted, is presented on our Proportionate Share.

(1) Available capacity represents the amount of the maximum commitment that is available to be drawn based on current loan requirements (e.g. collateral, borrowing base). The amount currently drawn is reflected in the balance outstanding column.

(2) The credit facility has an accordion feature, at our election, to increase the size of the facility to up to $400 million (proportionate share). Subsequent to June 30, 2017, in conjunction with our acquisitions and dispositions of multifamily communities and draws for working capital, our balance outstanding is currently $160 million and the amount available to draw is $40 million.

(3) The credit facility has an accordion feature to increase the size of the facility up to $277.3 million (Proportionate Share). Subsequent to June 30, 2017, we paid down the credit facility by $22 million (Proportionate Share) and reduced available capacity by approximately $27 million (Proportionate Share). We may now draw approximately $6 million (Proportionate Share). We may add additional collateral which would increase our available capacity and the amount we can draw. Details of the balance outstanding are provided below and can also be found on the Debt Recap by Multifamily Community schedule on page 33:

	Consolidated Amounts as Defined	Noncontrolling Interests Adjustments	Proportionate Share
Unsecured Credit Facility balance outstanding	$ 270,200	$ (120,374)	$ 149,826

(4) We may elect to not draw all amounts available to draw, and we may use other sources to fund our developments. Details of the reconciliation of the GAAP balance outstanding are provided below and can also be found on the Debt Recap by Multifamily Community schedule on page 33:

Construction notes payable - balance outstanding:	Consolidated Amounts as Defined	Noncontrolling Interests Adjustments	Proportionate Share
Fixed rate - operating	$ 52,516	$ (26,305)	$ 26,211
Variable rate - operating	190,505	(84,870)	105,635
Total	$ 243,021	$ (111,175)	$ 131,846

(5) PGGM's remaining commitments would apply to future investments.

© Monogram Residential Trust, Inc. 39

Co-Investment Venture Partners

Information on Joint Ventures

(dollars in thousands) (unaudited)

As of June 30, 2017

Joint Venture Partner	Number of Multifamily Communities [1]	Range of Noncontrolling Interest Ownership %	GAAP Non -redeemable Noncontrolling Interests	GAAP Redeemable Noncontrolling Interests [2]	Unfunded Commitments
Stichting Depositary PGGM Private Real Estate Fund ("PGGM")					
Operating portfolio - PGGM only	4	45%	$ 59,580	$ —	
Operating portfolio - includes other developer partners	14	0% to 45%	216,414	21,614	
Development portfolio - includes other developer partners	1	45%	34,603	787	
Total PGGM related joint ventures	**19**	**0% to 45%**	**310,597**	**22,401**	**$ 3,044**
Milky Way Partners, L.P. ("NPS")					
Operating portfolio	**14**	**45%**	**104,471**	**—**	**—**
Developer partners					
Operating portfolio with developer partner [3]	2	—%	(138)	1,115	
Total developer partners	**2**	**—%**	**(138)**	**1,115**	—
Subsidiary preferred units			**2,031**	**—**	—
Total all joint venture partners	**35**		**$ 416,961**	**$ 23,516**	**$ 3,044**

(1) Certain multifamily communities are held through joint ventures with both PGGM and a developer partner which, for purposes of the presentation in this table, is included under the PGGM heading as one community.
(2) Includes developer partner put options of $23.3 million which have been recorded as of June 30, 2017 in the consolidated balance sheet.
(3) Interest ownership is primarily a back-end interest.

© Monogram Residential Trust, Inc. 40

Equity Capitalization Common Stock and Common Stock Equivalents (unaudited) Common Stock and Common Stock Equivalents: Common stock (1) Dilutive securities: Restricted stock units Total common stock and common stock equivalents (2) - diluted 167,031,843 1,223,939 168,255,782 (1) The distribution declared and paid for the first quarter of 2017 and declared for the second quarter of 2017 was $0.075 per share. The regular distribution for the second quarter of 2017 was paid on July 7, 2017. In accordance with the Merger Agreement as defined and further discussed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, no future dividends are expected to be declared or paid through the closing of the Merger. (2) 1.0% of total common stock and common stock equivalents are held by employees and directors. © Monogram Residential Trust, Inc. 41 Shares/Units Outstanding as of June 30, 2017

Net Asset Value
Road Map to Net Asset Value

(dollars in thousands) (unaudited)

	Three Months Ended June 30, 2017	Adjustments	As Adjusted
Income Statement Data (Proportionate Share)			
Property revenue - stabilized portfolio [1]	$ 45,702	$ (4,550)	$ 41,152
Less: Property operating expenses, excluding property management expenses [1]	(16,593)	1,564	(15,029)
Less: Assumed market rate property management fee at 3% of revenue	(1,371)	137	(1,234)
Adjusted property Net Operating Income	$ 27,738	$ (2,849)	$ 24,889
Annualized adjusted property Net Operating Income	**$ 110,952**	**$ (11,396)**	**$ 99,556**
Third party asset management revenue [2]	**370**	**—**	**370**
Third party property management revenue [2]	**887**	**—**	**887**

	As of June 30, 2017	Adjustments	As Adjusted
Acquisitions in Lease Up, Development, Held for Sale and Joint Venture Data (Proportionate Share)			
Acquisitions in lease up and held for sale [3]	$ 324,000	$ —	$ 324,000
Development - total Economic Costs incurred [4]	328,956	—	328,956
Acquisitions in lease up, development and held for sale - total potential value creation [5]	82,186	—	82,186
Master Partnership promote due to the Company [6]	5,672	—	5,672
Developer promotes and put options, net (due by the Company) [7]	(35,355)	—	(35,355)

	Amounts as Defined	Noncontrolling Interests Adjustments [8]	Other Adjustments
Selected Other Tangible Balance Sheet Data - Assets (Liabilities)			
Cash and cash equivalents	$ 56,274	$ (15,598)	$ —
Notes receivable [9]	27,171	—	—
Tax like-kind exchange escrow	148,313	(48,220)	—
Other tangible assets [10]	28,854	(5,117)	—
Mortgages and notes payable [11]	(1,171,527)	421,676	3,191
Credit facilities payable [11]	(391,200)	120,374	—
Subsidiary preferred stock	—	(1,259)	—
Other tangible liabilities [12]	(68,107)	18,941	—
Less: Noncontrolling Interests Adjustments	490,797 ←	490,797	—
Net tangible assets/(liabilities)	**$ (879,425)**		**$ 3,191**

Fully Diluted Share Data	
Common stock outstanding	167,031,843
Restricted stock units outstanding	1,223,939
Total common stock and common stock equivalents - diluted	**168,255,782**

(See Notes to Road Map to Net Asset Value on next page)

© Monogram Residential Trust, Inc. 42

Net Asset Value
Road Map to Net Asset Value

(dollars in thousands) (unaudited)

Notes to Road Map to Net Asset Value on page 42:

Note: Estimating net asset value of our Company can be useful to both management and investors. While we do not provide any specific assumptions or methodologies and have not incorporated any information related to our proposed merger, we have provided certain information we believe could be useful in calculating our net asset value as of June 30, 2017. This information should also be reviewed in connection with our proposed merger and our preliminary proxy filed with the SEC on July 28, 2017.

(1) Property revenue and property operating expenses-stabilized portfolio includes:

	Rental Revenue	Property Operating Expenses
Same Store per page 20	$ 33,812	$ 12,064
Stabilized Non-Comparable per page 21	11,890	4,529
Less: two multifamily communities not stabilized for the full second quarter of 2017 and one community held for sale at June 30 [a]	(4,550)	(1,564)
	$ 41,152	$ 15,029

(a) Includes Zinc and Nouvelle, which due to lease up and related concessions, were not at full stabilized operations for all of 2Q 2017. Includes Veritas, which was held for sale at June 30, 2017.

(2) Represents our Proportionate Share of property and asset management revenue associated with third party joint venture assets per page 9.

(3) Includes 2017 acquisitions of Desmond at Wilshire and Latitude (acquisitions in lease up). Amounts represents cost as of June 30, 2017. Also includes Veritas classified as held for sale as of June 30, 2017. See page 30 and see note 5 below.

(4) Total Developments per page 29.

(5) Value creation is equal to projected future stabilized value less total Economic Costs. The projected future stabilized value is based on the projected annual NOI at stabilization, less capital reserves divided by an estimated future capitalization rate, which includes a premium from the current capitalization rate to adjust for the period until stabilization. Total potential value creation represents the projected undiscounted total future value to be created at the stabilization date, before any selling expenses.

(6) Projected promote due to the Company by PGGM based on current estimated portfolio value.

(7) Our Proportionate Share of developers' put options and amounts attributable to developer promotes. The amount included for developer promotes is calculated based on estimated valuations as of June 30, 2017. The developer promotes are not currently payable, where actual amounts, if any, are subject to future property sales prices, net of selling expenses, our capital account and our preferred return at the time of the property sale.

(8) See Noncontrolling Interests Adjustments and Non-GAAP Measurements in Definitions and other Explanatory Information for discussion of our Proportionate Share and Non-GAAP Measurements.

(9) Notes receivable is the contractual principal balance as presented on page 17.

(Notes continued on next page)

© Monogram Residential Trust, Inc. 43

Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Notes to Road Map to Net Asset Value on page 42 (continued from previous page): (10) Other tangible assets, which are prepared on a basis consistent with our financial covenants include: Consolidated GAAP Amounts Noncontrolling Interests Adjustments Escrows and restricted cash Resident, tenant and other receivables Prepaid assets, deposits and other Total $ 5,449 9,160 14,245 $ (1,424) (1,227) (2,466) $ 28,854 $ (5,117) (11) Amounts in “amounts as defined” and “Noncontrolling Interests Adjustments” represent the contractual amounts. Mark-to-market adjustment to mortgages and notes payable are included in the Other Adjustments column. (12) Other tangible liabilities, which are prepared on a basis consistent with our financial covenants include: Consolidated GAAP Amounts Noncontrolling Interests Adjustments Construction costs payable Accounts payable and other liabilities Distributions payable Tenants security deposits Total $ (18,390) (30,922) (12,527) (6,268) $ 7,843 9,186 — 1,912 $ (68,107) $ 18,941 © Monogram Residential Trust, Inc. 44

Definitions and other Explanatory Information Capital Expenditures Non-Recurring Amounts capitalized in accordance with GAAP related to property upgrades and building improvements, such as remodeling, investments in longer-lived assets and infrequent or unscheduled expenditures that are not considered Revenue Producing such as roofs, minor lobby renovations and parking lots. Recurring Amounts capitalized in accordance with GAAP that help preserve but generally do not increase the value and functionality of the community, such as replacements for appliances, carpeting and floorings, HVAC equipment, and individual unit turnover costs. Repairs and maintenance amounts are expensed as incurred. Revenue Producing Amounts capitalized in accordance with GAAP that are expected to directly increase rental rates, such as major renovations and rehabilitations of units and common areas, improvements to leasable areas, retail tenant improvements and leasing. Costs related to developments and entire community rehabilitations are not included in Revenue Producing. Community Classifications Construction A multifamily community is considered under development and construction once we have signed a general contractor’s agreement and vertical construction has begun and ends once lease up has started. Communities under construction are classified as construction in progress for GAAP presentation. Lease up A multifamily community is considered in lease up when the community has begun leasing. A temporary certificate of occupancy may be obtained as units are completed in phases, and accordingly, lease up may occur prior to final completion of the building. Lease up communities are generally classified in construction in progress for GAAP presentation prior to substantial completion and are generally classified in land, buildings and improvements once substantially complete. Operating A multifamily community is considered operating when substantially constructed and capable of generating all significant revenue sources. At such time, the community is classified as land, buildings and improvements for GAAP presentation. Same Store Our Same Store multifamily communities are defined as those that are stabilized and comparable for both the current and the prior calendar reporting year. Stabilized We consider a multifamily community to be Stabilized generally when the multifamily community achieves 90% occupancy. Stabilized communities that are not Same Store are described as stabilized non-comparable communities. Non-comparable stabilized communities are stabilized as of the latest quarter end, but may not be stabilized for the entire quarter or year to date. Debt Classifications Co-Investment Venture Level Debt Co-Investment Venture Level Debt is defined as consolidated debt that is an obligation of the joint venture and is not an obligation or contingency for us but does allow us to increase our access to capital. Company Level Debt Company Level Debt is defined as debt that is a direct or indirect obligation of the Company or one of its wholly owned subsidiaries. Recourse Debt The portion of debt for which the Company has provided recourse guarantees. Normal “bad boy” provisions, e.g. bankruptcy and environmental, are not included as Recourse Debt. EBITDA A non-GAAP measurement of earnings before interest, taxes, depreciation, amortization, and other non-recurring items. Similar to other non-GAAP measurements, EBITDA is presented on our Proportionate Share. Deduction for interest expense only includes stated interest expense. Fees and other charges are included as an expense in EBITDA. Amortization expense adjustments include amortization of deferred finance fees and all purchase accounting intangibles. We also present adjusted EBITDA which includes adjustments for gains or losses on early extinguishment of debt, impairment, pursuit expenses and similar activities. Its purpose is to highlight earnings without finance, depreciation and certain amortization expenses and its use is limited to specialized analysis. Our presentation may be different than other companies. © Monogram Residential Trust, Inc. 45

Definitions and other Explanatory Information Economic Costs Represents costs for all on-site development and construction costs recognized for GAAP, but including certain items expensed for GAAP (primarily specific financing and operating expenses incurred during lease up) and excluding certain GAAP costs related to consolidated allocated costs, former sponsor-related fees and other non-cash capitalized cost items. Effective Ownership Effective ownership represents our participation in the distributable operating cash and may change over time as certain milestones related to budgets, plans and completion are achieved. This effective ownership is indicative of, but may differ from, percentages for distributions, contributions or financing requirements. Fee Income Our revenue collected from joint ventures related to property management and asset management. Financial Ratios Debt (or Net Debt) to EBITDA Total contractual debt divided by annualized EBITDA based on respective reporting period. Contractual debt excludes debt associated with multifamily communities in development and/or lease up prior to stabilization and certain GAAP adjustments, primarily purchased discounts and premiums and deferred financing costs. Net debt presentations deduct cash and cash equivalents from the total debt amounts. Our presentation is based on our Proportionate Share. Excluding Development Activity As developments prior to stabilization are not yet producing expected operating results but may have outstanding debt and related interest and other finance charges (directly or indirectly), we also present certain ratios without the related NOI deficit, associated development debt, interest and other finance charges. Fixed Charge Coverage EBITDA or adjusted EBITDA divided by total of contractual interest and parent (if any) and subsidiary preferred stock dividends. We may also present less fixed charges net of development activity. Our presentation is based on our Proportionate Share. Monthly Rental Revenue Per UnitMonthly rental revenue per unit is calculated based on the leases in effect as of the indicated date, including in-place base rents for the occupied units and the current market rate for vacant residential units, including the effects of any rental concessions and affordable housing payments and subsidies, plus other recurring occupancy related charges for storage, parking, pets, trash or other recurring resident charges. Operating Margin NOI divided by total revenue. Joint Venture Partners Stichting Depositary PGGM Private Real Estate Fund (“PGGM”) PGGM is a $234 billion Dutch foundation acting in its capacity as title holder of and for the account of PGGM Private Real Estate Funds and its affiliates, a real estate investment vehicle for Dutch pension funds. Ten year (through 2023) - $300 million commitment including operating and development properties. We are also entitled to receive promoted interests after PGGM realizes defined returns. We and, under certain circumstances, PGGM also have buy/sell rights, which if exercised by us, may require us to acquire PGGM’s respective ownership interest or if exercised by PGGM, may require us to sell our respective ownership interest. Milky Way Partners, L.P. (“NPS”) NPS, the primary partner of which is Korea Exchange Bank, as Trustee for and on behalf of National Pension Service (acting for and on behalf of the National Pension Fund of the Republic of Korea Government, a $505 billion fund). We and, under certain circumstances, NPS have buy/sell rights, which if exercised by us, may require us to acquire NPS’s respective ownership interest or if exercised by NPS, may require us to sell our respective ownership interest. Developer partners Developer partners include national or regional real estate developer/owners. Generally, the developer partners have initial capital requirements until certain milestones are achieved, at which point their initial capital contributions are returned to them. The developer partners have a back-end interest generally only attributable to distributions related to a property sale or financings. The developer partners also have put options, one year after completion of the development where we (and in most cases PGGM) would be required to acquire their back-end interest at a set price as well as options to trigger a mark-to-market process generally after the seventh year after completion and a buy/sell after the tenth year. The amount of the individual developer put options range from $0.8 million to $6.4 million and as of June 30, 2017 total $23.3 million. Subsidiary preferred units Subsidiary preferred units issued in order for PGGM and NPS investments to qualify as a REIT. Units are callable at our option, paying an annual distribution of 12.5% on the face amount of $500 per unit. © Monogram Residential Trust, Inc. 46

Definitions and other Explanatory Information

Noncontrolling Interests Adjustments As further discussed in the Ownership Presentations section of Definitions and other Explanatory Information, our Proportionate Share information could be useful to investors in analyzing our financial information and our loan covenant compliance. Where the Noncontrolling Interests Adjustments are presented side by side with the GAAP amount, our Proportionate Share can be calculated by adding the Noncontrolling Interests Adjustments amount to the GAAP amount. For example, if the following information was presented:

	GAAP Amount		Noncontrolling Interests Adjustments	
GAAP account A	$	100	$	(25)
GAAP account B	$	(200)	$	50

The Proportionate Share amount for GAAP account A would be $75 and the Proportionate Share amount for GAAP account B would be ($150).

Non-GAAP Measurements

We use the following non-GAAP measurements to present different components of our performance. We believe this information is also useful to our investors in comparing our results to other real estate companies and trusts because they provide characteristics of our performance that reflect the reality that real estate generally appreciates over time, which is not reflected in most depreciation methods, and focus on operating results widely used by real estate investors. We also use FFO as adjusted for straight-line rents, stock compensation expense, and recurring capital expenditures as a basis for certain of our debt covenant calculations. These non-GAAP measurements should not be considered as alternatives to net income (loss) presented in accordance with GAAP but as a supplemental performance measurement. Because these measurements may exclude certain cash flows, gains, revenues or expenses, we caution that these measurements may not be representative of our current or future performance as presented in accordance with GAAP. There can be no assurance that our methods for computing these non-GAAP measurements is comparable with that of other real estate companies and trusts in all respects. A reconciliation for each non-GAAP measurement to the most applicable GAAP measurement is provided on pages 7, 8, 18 and 31. Unless otherwise noted, our presentation is based on our Proportionate Share.

Funds from Operations ("FFO") FFO is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as currently defined by the National Association of Real Estate Investment Trusts ("NAREIT") to be net income (loss), computed in accordance with GAAP, excluding gains (or losses) from sales of property (including deemed sales (if any) and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets, impairment write-downs of depreciable real estate or of investments in unconsolidated real estate partnerships, joint ventures and subsidiaries (if any) that are driven by measurable decreases in the fair value of depreciable real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests. FFO is the amount attributable to our common stockholders.

Core FFO Core FFO is calculated starting from FFO adjusted for loss on early extinguishment of debt, start up and pursuit expenses, fair value adjustments and non-recurring expenses. Core FFO is the amount attributable to our common stockholders.

Adjusted Core FFO ("AFFO") AFFO is calculated starting from Core FFO adjusted for Recurring capital expenditures, Straight-line rents and stock compensation expense. AFFO is the amount attributable to our common stockholders.

Net Operating Income ("NOI") NOI is calculated as total rental revenue less direct property operating expenses including real estate taxes. NOI does not include property management revenues, interest income, property management expenses, depreciation, interest and other finance expense, corporate general and administrative expenses, overhead allocations and other non-onsite operations. We provide NOI on our Proportionate Share.

Occupancy Physical occupancy is defined as the residential units occupied (including non-revenue producing units) for multifamily communities divided by the total number of residential units. All occupancy is presented on a consolidated basis.

© Monogram Residential Trust, Inc. 47

Definitions and other Explanatory Information Ownership Presentations Consolidated Presentation in accordance with GAAP, where ownership interests that generally provide us the ability to control the operation are presented at 100% of the assets, liabilities and operations. Amounts related to Noncontrolling Interests are aggregated and adjusted in summary. In Proportionate Share presentations, the Noncontrolling Interest amounts are eliminated and replaced with our share. Noncontrolling Interest The amounts attributable in a consolidation presentation to minority equity interests or owners without a controlling interest. In a proportionate presentation, these amounts are eliminated. GAAP recognizes two types of noncontrolling interests. Non-redeemable Noncontrolling Interest represents ownership interests that are not redeemable by the equity holders and are presented as part of permanent equity. Redeemable Noncontrolling Interest represents temporary equity not within our control, where the equity holder has the right to require that their interest be redeemed in cash. Our primary Redeemable Noncontrolling Interest is the put options exercisable by developer partners. Redeemable Noncontrolling Interests are presented in our consolidated balance sheet outside of permanent equity between debt and equity. Proportionate Share A non-GAAP presentation of financial amounts at our effective cash share based on our current participation in distributable operating cash. The amounts exclude Noncontrolling Interest in consolidated joint ventures. All interests are consolidated, where we are the controlling interest. Proportionate Share presentations may be useful in analyzing our financial information by providing revenues, expenses, assets and liabilities attributable only to our shareholders. Management uses this information to allocate resources and evaluate investments. Proportionate Share presentations are also relevant to our investors and lenders as it highlights operations and capital available for our lenders and investors and is the basis used for several of our loan covenants. However, our Proportionate Share does not include amounts related to our consolidated operations and financial position and should not be considered a replacement for corresponding GAAP amounts presented on a consolidated basis. Investors are cautioned that our Proportionate Share amounts should only be used to assess financial information in the limited context of evaluating amounts attributable to shareholders. We present our Proportionate Share and Proportionate amounts along with the corresponding GAAP balance and reconciling adjustments. Percent Complete To provide one measure of development status, calculated as Economic Costs incurred divided by total Economic Costs. QTD Amounts for the applicable quarter for the indicated year (Quarter to date). Start up and pursuit expenses Start up expenses associated with the lease up of newly acquired or developed multifamily communities, primarily marketing costs which are expensed for GAAP. Pursuit expenses are the write off of direct expenses, primarily third party due-diligence costs and travel expenses, associated with acquisitions that were not consummated. Prior to October 1, 2016, pursuit expenses also included all acquisition costs expensed in accordance with GAAP. Subsequent to October 1, 2016, all acquisition costs associated with a completed acquisition are capitalized to the cost of the real estate. Straight-line rents In accordance with GAAP, rental revenues are recorded evenly over the contractual period, irrespective of the timing of cash collections. The difference between the amount actually collected for a period and the straight-line amount is referred to as the Straight-line rent adjustment. This adjustment amount is reversed in presenting AFFO. Unfunded Commitments Amounts under a contractual commitment that have not been funded and are reasonably within our control. Unfunded Commitments do not include amounts related to fundings that are contingent on future events. Remaining commitments do not include amounts that are contingent on future events that are not within our full control. Year Built The date the community is substantially completed or renovated and ready for its intended use. YTD Amounts for the entire period of the applicable year (Year to date). © Monogram Residential Trust, Inc. 48